                                      LEASE





                                 BY AND BETWEEN


                              F.C. PAVILION, L.L.C.


                                       AND

                          ABOVENET COMMUNICATIONS, INC.














                            DATED: DECEMBER __, 1998

                                      LEASE


        THIS LEASE (the "Lease") is made this ____ day of December 1998 by and between F.C. PAVILION, L.L.C., an Ohio limited liability company ("Landlord") and ABOVENET COMMUNICATIONS, INC., a California corporation ("Tenant");

        WITNESSETH THAT, in consideration of the rents, covenants and agreements hereinafter set forth, such parties enter into the following agreement:

                                    RECITALS

        1. The Redevelopment Agency of the City of San Jose (the "Agency") owns certain property in the City of San Jose (the "Retail Pavilion Parcel") which has been developed as the Retail Pavilion Complex, an element of a mixed use urban development known as the Silicon Valley Financial Center.

        2. Pursuant to an Amended and Restated Ground Lease by and between the Agency and 50 West Fernando Associates ("50 West") dated April 30, 1990 (the "Ground Lease") the Agency leased the Retail Pavilion Parcel to 50 West. 50 West has assigned its interest under the Ground Lease to Landlord. The Agency or any successor in interest to the Agency under the Ground Lease is referred to in this Lease as the "Ground Lessor."

        3. 50 West has constructed the Retail Pavilion Complex, a mixed use retail and office complex, on the Retail Pavilion Parcel.

        4. Under agreement with the Agency, 50 West has constructed a landscaped pedestrian mall (the "Paseo Mall") on property owned by the City of San Jose which is adjacent to the Retail Pavilion Parcel. Pursuant to the Ground Lease, the Landlord, as successor to 50 West, will maintain and operate a portion of the Paseo Mall. The Paseo Mall will be available for use by Tenant, Tenant's employees, Tenant's customers, and the general public as a public right-of-way.

        5. Under agreement with the Agency, 50 West has constructed a 284-space public garage (the "Public Garage") on property owned by the Agency beneath the Retail Pavilion Parcel. The Public Garage has been leased to Landlord pursuant to a separate lease (the "Public Garage Lease").

        6. Tenant desires to sublease from Landlord and Landlord desires to sublease to Tenant the Premises (as hereinafter defined) within the Retail Pavilion Complex pursuant to the terms and provisions of this Lease.




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                                    ARTICLE I
                                    EXHIBITS

        EXHIBIT A            Legal description of real estate on which the
                             Retail Pavilion Complex is situated (hereinafter called "Retail Pavilion Parcel).

        EXHIBIT B            Plot Plan of Retail Pavilion Parcel, showing
                             existing improvements and depicting the retail space, office space and Common Area as presently configured. Retail Pavilion Parcel and Public
                             Garage with existing and future Improvements is hereinafter called the "Complex." This Exhibit is provided for reference purposes only, and shall not be deemed to be a warranty, representation, or agreement by Landlord that the Complex or buildings and/or any stores are exactly as indicated on the Exhibit, or that the other tenants which may be drawn on the Exhibit will be occupants in the Complex.

        EXHIBIT C            Tenant's Preliminary Plans dated December 3,
                             1998 ("Tenant's Plans"), including plans for the Temporary Premises.

        EXHIBIT D-1          Tenants to be removed or relocated.

        EXHIBIT D-2          Tenant's from whom consent is required.

        EXHIBIT E            Rules and Regulations.

        EXHIBIT F            Preliminary Title Report

        Notwithstanding Exhibits A or B or anything else in this Lease contained, Landlord reserves the right to change or modify and add to or subtract from the size and dimensions of the Complex or any part thereof, the number, location and dimensions of buildings and stores, the size and configuration of the parking areas, entrances, exits and parking aisle alignments, dimensions of hallways, malls and corridors, the number of floors in any building, the location, size and number of tenants' spaces which may be erected in the Complex or otherwise, the identity, type and location of other stores and tenants, and the size, shape, location and arrangement of Common Areas (hereinafter defined), and to design and decorate any portion of the Complex as it desires, but the general character of the Complex and the approximate location of the Premises shall not be substantially changed, except as provided in this Lease. Notwithstanding the foregoing, Landlord, without Tenant's prior written consent, shall not make any change to the Complex which does any of the following:

        (a) Affects the size or dimensions of, or access to, the Premises and/or the Ancillary Use Areas (as defined below);

        (b) Materially interferes with, or impacts, Tenant's use of the Premises and/or the Ancillary Use Areas, or materially increases the costs of Tenant's maintenance


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

               and repair of those portions of the Premises and/or complex which Tenant is required to maintain;

        (c) Materially interferes with, or impacts, co-location, telecommunications, and other equipment and components utilized in Tenant's business (for purposes of the foregoing any interference with the flow of data or interruption of any communications signal shall be deemed to be "material");

        (d) Materially increases Real Estate Taxes, Operating Expenses (including, without limitation, Common Area Expenses), or any other additional rent items payable by Tenant under this Lease;

        (e) Would require Tenant to make alterations or other improvements to the Premises and/or the Ancillary Use Areas, or necessitate the installation of additional equipment or other fixtures in the Premises and/or the Ancillary Use Areas;

        (f) Reduces or further restricts use or access to the Public Garage or the parking spaces allowed to Tenant under this Lease.


                                   ARTICLE II
                                 LEASED PREMISES

        Section 2.1.  Leased Premises.

        Landlord hereby leases to Tenant and Tenant hereby rents from Landlord, the following-described space within the Complex comprising, in the aggregate, approximately 108,680 square feet (collectively, the "Premises"):

        (a) Lower level space, including general office space and space for co-location equipment, containing approximately 45,550 square feet;

        (b)     Street level space containing approximately 4,740 square feet;

        (c)     Upper level space containing approximately 51,640 square feet;
                and

        (d) Space in Public Garage containing approximately 6,750 square feet.

The Premises is more fully described in the Plot Plan attached hereto as Exhibit
B. As the Tenant's Plans are finalized the size of the foregoing areas may be modified. The area of the Premises shall be measured, after construction in accordance with this Lease, by the Design Architect (as hereinafter defined), using the BOMA method of computation. The Premises shall include usable area only. The decision of the Design Architect shall be final, binding and conclusive, subject to the provisions of Section 6.6 hereof.

        Section 2.2.  Roof and Walls.


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        Subject to Tenant's rights described in Section 2.3 below, Landlord shall have the exclusive right to use all or any part of the roof, side and rear walls of the Premises for any purpose, including but not limited to erecting signs or other structures on or over all or any part of the same, erecting scaffolds and other aids to the construction and installation of the same, and installing, maintaining, using, repairing and replacing pipes, ducts, conduits and wires leading through, to or from the Premises and serving other parts of the Complex in locations which do not materially interfere with Tenant's use of the Premises and the Ancillary Use Areas. Tenant shall have no right whatsoever in the exterior of exterior walls or the roof of the Premises or any portion of the Complex outside the Premises, except as provided in Sections 2.3 and 9.2 hereof.

        Section 2.3.  Ancillary Use Areas.

        In addition to Tenant's rights with respect to the Premises, Landlord hereby grants to Tenant the right to use those other areas of the Complex described as follows (collectively, the "Ancillary Use Areas"):

        A. The "Tenant Penthouse Area" consisting of an enclosed area designated as the "Mechanical Penthouse" on the Preliminary Plans;

        B. The "Tenant HVAC Area" consisting of those portions of the roof designated on the Preliminary Plans for the placement of Tenant's HVAC equipment;

        C. The "Tenant Antennae Area" consisting of those portions of the roof designated on the Preliminary Plans for the placement of Tenant's antennas and other telecommunication equipment (which equipment shall be inclusive of the equipment of Tenant's customers);

        D. Tenant's elevator serving the loading dock area and related areas specified on the Preliminary Plans; and,

        E. Elevator No. 1 providing exclusive passenger movement between the Public Garage and the Premises.

        F. Those portions of the Complex, including without limitation, telecommunication "closets", chases, and switch rooms to be located in areas which will not materially affect or interfere with other leasable areas within the Complex, for the purpose of providing conduits, support, and access points for all of Tenant's wires, cables, fiber, teleco equipment, and other items as may be necessary to connect the equipment and fixtures within the Premises to the "Ancillary Use Areas" and/or to points outside of the Complex.

        Tenant's right to use the Ancillary Uses Areas described in A. through
        E. above shall be exclusive and Landlord shall not grant any rights to any other tenant of the Complex or other party to use such areas. Tenant's right to use the Ancillary Use Areas described in F. above shall be upon a non-exclusive basis with respect to those portions of such areas which have been designed and designated for multiple tenant use and shall be

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        exclusive as to those areas which have been constructed as part of
        Tenant's Work and/or Landlord's Work and designated for Tenant's use. No Fixed Rent or other specific payment shall be charged to Tenant with respect to the Ancillary Use Areas.

        Landlord and Tenant hereby recognize that Tenant's rights with respect to the Ancillary Use Areas are necessary to Tenant's use and enjoyment of the Premises and, therefore, such rights shall be coterminous with and inseparable from Tenant's rights with respect to the Premises.


                                   ARTICLE III
                                   LEASE TERM

        Section 3.1   Lease Term.

        The term of this Lease (the "Lease Term") shall be for a period of twenty (20) years beginning upon the Commencement Date (as hereinafter defined) and ending on the last day of the twelfth (12th) month of the twentieth Lease Year following the Commencement Date, unless sooner terminated as herein provided, subject to Tenant's options to renew this Lease pursuant to Article XXVII hereof.

        Section 3.2   Commencement Date.

        (a) The "Commencement Date" of this Lease shall mean the earlier of:

               (i) the date on which Tenant's Work is Substantially Completed (as such terms are hereinafter defined); or

               (ii) one year following the earlier of the date on which the construction of Tenant's Work commences or the date on which Tenant's Work should have commenced if Tenant had fulfilled its obligations to diligently pursue the planning and approval process pursuant to Article V; provided however, the date specified in this subsection
                      (ii) shall be extended for any Force Majeure event and/or any Landlord Delays (as such terms are hereinafter defined).

                      "Force Majeure Events" shall mean any of the events described in Section 28.5 below which delay the design, construction, and permitting of any of Tenant's Work and any delays in the Agency providing the approvals and the Non-Disturbance Agreement, as required in Section 5.1 below, unless such delays were caused by Tenant's failure to meet its obligations to diligently pursue the planning and approval process pursuant to Article V.

                      "Landlord's Delay" shall mean any delay in the design, construction, and permitting of any of Tenant's Work resulting from (i) Landlord's failure to

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                        proceed promptly and diligently with the design,
                        construction, and permitting of Landlord's Work, (ii) any change orders requested by Landlord with respect to Landlord's Work, and (iii) any other act or omission of Landlord and/or its agents, consultants, contractors, and/or subcontractors.

                        "Substantially Completed" shall mean any portion of the Premises is completed to the point at which a temporary certificate of occupancy is granted, subject to completion of punchlist items.

        (b) When the Commencement Date shall have been determined, Landlord and Tenant shall execute an appropriate writing memorializing the Commencement Date and the date that the Lease Term shall expire and confirming the actual square footage of the Premises as measured by the Architect pursuant to Section 2.1 hereof.

        Section 3.3   Lease Year Defined.

        The first Lease year shall begin on the Commencement Date and shall end on the last day of the twelfth (12th) full month following the Commencement Date. Succeeding Lease Years shall be for a period of twelve (12) months beginning on the day following the end of the preceding Lease Year.

        Section 3.4   Effective Date.

        This Lease shall be binding on both Landlord and Tenant commencing upon the Effective Date (as defined in Section 28.6 hereof), subject to the satisfaction and/or waiver of the Conditions Precedent (as defined in Section
5.1 hereof).


                                   ARTICLE IV
                                      RENT

        Section 4.1.  Rental Rate.

        Beginning on the Commencement Date, Tenant covenants and agrees to pay to Landlord, without notice, demand or set-off, at Landlord's address for notice (Landlord's and Tenant's notice addresses being the addresses specified in Section 28.7 hereof), as "Fixed Rent" for the Premises:

        (a) During the first Lease Year, Two Dollars and 25/100 ($2.25) per useable square foot of the Premises per month (prorated for any partial calendar month between the Commencement Date and the end of the calendar month in which the Commencement Date occurs);

        (b) During the second through tenth Lease Years, an amount per month equal to the Fixed Rent for the preceding Lease Year multiplied by 103.5% (1.035).


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        (c)    During the eleventh through fifteenth Lease Years an amount equal to the Fixed Rent for the tenth Lease Year multiplied by 115% (1.15);

        (d) During the sixteenth through twentieth Lease Years an amount equal to the Fixed Rent for the fifteenth Lease Year multiplied by 115% (1.15).

        Section 4.2   Fixed Rent Payments.

        The Fixed Rent as determined pursuant to Section 4.1 shall be paid by Tenant to Landlord in advance on the first day of each and every calendar month during the Lease Term.

        Section 4.3.  Miscellaneous Rent Provisions.

        Any Fixed Rent or other amounts to be paid by Tenant which are not paid when due shall bear interest at the lesser of four percent (4%) over the prime rate announced by Citibank, N.A. as of the first day of the month on which any sum is due and owing or the maximum legal rate permitted in the State of California. If the Commencement Date is other than the first day of a month, Tenant shall pay on the Commencement Date a prorated partial Fixed Rent on the Commencement Date.

        Section 4.4.  Additional Rent.

        All amounts required or provided to be paid by Tenant to Landlord under this Lease other than Fixed Rent shall be deemed "Additional Rent", and Fixed Rent and Additional Rent shall in all events be deemed rent and may be collected by Landlord as provided by law in the case of rent.

        Section 4.5.  Payments for Tenant.

        If Landlord pays any monies or incurs any expense to correct an Event of Default, as defined in Section 21.1 below, all amounts so paid or incurred shall, on notice to Tenant, be considered Additional Rent payable by Tenant with the first Fixed Rent installment thereafter becoming due and payable, and may be collected as provided by law in the case of rent.

        Notwithstanding the foregoing, Additional Rent shall not include any expenses incurred by Landlord to cure an Event of Default unless Landlord, prior to incurring an expense, shall have given written notice to Tenant of Landlord's intent. Any Additional Rent, as described in this Section 4.5, shall include only the actual out-of-pocket expenses incurred by Landlord in directly curing the subject Event of Default.


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

                                    ARTICLE V
                              CONDITIONS PRECEDENT

        Section 5.1.  Conditions Precedent.

        Landlord and Tenant acknowledge and agree that their respective obligations under this Lease, including the obligation to construct Tenant's Work pursuant to Article VI hereof, is subject to the satisfaction of the following conditions (the "Conditions Precedent") on or before February 15, 1999 (the "Condition Date"):

        (a) The written approval by the Agency of the Tenant, of the terms of this Lease, of the terms of the Temporary Lease (as hereinafter defined) and of Tenant's Plans and the issuance by the City and/or Agency of such building permits as may be necessary to commence construction as well as approval by the City and/or Agency of the plans for Landlord's Work (collectively, the "City Approvals");

        (b) The Agency's agreement to execute and deliver to Tenant a written non-disturbance agreement (the "Non-Disturbance Agreement") whereby the Agency agrees (i) to recognize this Lease, and Tenant's rights hereunder, in the event of a termination of the Ground lease and/or the Public Garage Lease and to not terminate this Lease provided that Tenant is then in compliance with the terms hereof, (ii) that this Lease shall become a direct lease between the Agency and the Tenant pursuant to the terms and provision hereof, (iii) that Tenant shall have no liability to the Agency with respect to any obligations of Landlord under the Ground Lease or the Public Garage lease, (iv) to not amend or modify, or enter into any agreement with Landlord to amend or modify, any of the terms or provisions of the Ground Lease and/or Public Garage Lease which are material to Tenant's quiet enjoyment of the Premises without the prior written consent of Tenant, (v) to not enter into any agreement with Landlord which would materially increase Landlord's Common Area Costs and/or any other maintenance or operating expenses of the Complex (to the extent that any such costs are passed on to Tenant), (vi) to not terminate, or accept a surrender of, the Ground Lease and/or the Public Garage Lease unless there has been an event of default under the Ground Lease or the Public Garage Lease which gives the Agency the right to terminate the same, (vii) to provide, prior to exercising any right of termination, notice and an opportunity to cure to Tenant with respect to any default by Landlord under the Ground Lease or the Public Garage Lease, (viii) to not approve any financing or further encumbrance of Landlord's interest in the Ground Lease and/or the Public Garage Lease (to the extent the Agency has retained such approval rights) without providing prior written notice to Tenant, and (ix) to such other matters as may be reasonably requested by Tenant in order to protect its rights hereunder and its interest in the Tenant Improvements;

        (c)    The successful completion of Tenant's initial public offering;
               and

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



        (d) The removal or relocation of those existing tenants in the complex whose removal or relocation is necessary to permit the construction of Tenant's Work and the occupancy by Tenant of the Premises pursuant to this Lease, which tenants are listed on Exhibit D-1 hereto, and the granting of consent by those existing tenants in the complex whose consent is necessary to permit the construction of Tenant's Work and the occupancy by Tenant of the Premises pursuant to this Lease, which tenants are listed on Exhibit D-2 hereto (collectively, the "Tenant Actions"); provided that Tenant acknowledges that Waldenbooks will not be relocated until after January 1, 1999 (assuming that conditions 5.1(a),
               (b), (c) and (e) have been satisfied), and that, in the absence of a voluntary agreement to vacate, certain month-to-month tenants may not be vacated under city ordinances until ninety
               (90) days following delivery by Landlord of written notices to vacate, which notices will not be delivered by Landlord until after conditions 5.1(a), (b), (c) and (e) have been satisfied. Landlord will use commercially reasonable efforts to cause all Tenant Actions to be met by the Condition Date, provided that Landlord shall not be obligated to execute any unconditional vacation notices, relocation agreements or termination agreements with any of such tenants until such time as conditions 5.1(a),
               (b), (c) and (e) have been satisfied. Furthermore, the Condition Date shall be extended to the extent necessary to permit the relocation of Waldenbooks and the month-to-month tenants referred to in the prior sentence, as long as all other Tenant Actions are completed by the original Condition Date.

        (e) Landlord obtains a firm commitment for financing its portion of the costs associated with this Lease (including both Landlord's Work and Landlord's Contribution, as such terms are hereinafter defined), at prevailing market rates and terms reasonably acceptable to Landlord; Tenant agrees to cooperate reasonably in any conditions imposed by Landlord's lender under said commitment; Landlord will use commercially reasonable efforts to obtain the foregoing financing commitments prior to the Condition Date.

        Section 5.2.  City Approvals.

        Following the Effective Date of this Lease, Landlord and Tenant agree to work diligently and cooperatively to obtain the City Approvals. Landlord and Tenant agree that Tenant's Plans shall be submitted to the appropriate Agency or City offices not later than five (5) days following the Effective Date of this Lease (as long as such Plans are completed by Design Architect by such date) (the "Initial Plan Submission Date"). Landlord and Tenant agree to make such modifications to Tenant's Plans as may be reasonably requested by City or Agency officials as a condition for obtaining the City Approvals. In the event that Tenant's Plans are not submitted to the Agency or City by the Initial Plan Submission Date, Tenant may elect to extend the Condition Date by one (1) day for each day by which Tenant's submission of Tenant's Plans is delayed beyond the Initial Plan Submission Date.


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

        Section 5.3.  Tenant Actions.

        Prior to the Effective Date of this Lease, Landlord has commenced negotiations with the existing tenants in the complex which are subject to Tenant Actions pursuant to this Lease, and Landlord will use commercially reasonable efforts in pursuing such Tenant Actions. Notwithstanding the foregoing, Landlord shall not be obligated to undertake litigation (except litigation to enforce a tenant's relocation or termination agreement or any other right Landlord may have to regain possession of a tenant's premises).

        Section 5.4.  Failure of Conditions Precedent.

        In the event that the Conditions Precedent are not successfully obtained by the Condition Date (as modified by Section 5.1(d)), then Tenant shall have the right, upon written notice to the Landlord delivered not later than five (5) days after the Condition Date, either (i) to terminate this Lease or (ii) extend the Condition Date until a date which is not later than six (6) months after the Effective Date of this Lease (the "Extended Condition Date"). In the event that all of the conditions are not successfully obtained by the Extended Condition Date, then either Tenant or Landlord shall have the right, upon written notice to the other delivered not later than five (5) days after the Extended Condition Date, to terminate this Lease; provided, however, that Landlord shall have no right to terminate this Lease, nor shall Landlord be released from any liability for damages (if any), if Landlord has not used commercially reasonable efforts in pursuing the Tenant Actions. Upon the termination of this Lease pursuant to this Section 5.4, all rights and obligations hereunder shall be discharged and neither party shall have any claims, or rights of recovery against the other for costs incurred by such party pursuant to this Lease. Until either party exercises its right to terminate this Lease pursuant to this Section 5.4, this Lease shall continue in effect.

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

                                   ARTICLE VI
                            CONSTRUCTION OF PREMISES

        Section 6.1.  Overview of Construction Scope.

        Landlord and Tenant acknowledge that the construction of the Premises contemplates the conversion of existing Retail Space in the complex to Office Space and the conversion of portions of Common Area to leased premises and the reconfiguration of other portions of the Complex to accommodate the construction of the Premises (the "Base Building Construction") and that the construction of the Premises will require the concurrent construction and reconfiguration of other space within the Complex for lease to others, including, without limitation, new Office Space or Retail Space on the upper level of the Complex and new retail space along the Paseo Mall (collectively the "New Tenant Space"). Landlord and Tenant further acknowledge that, by virtue of the size and scope of the construction required to create Tenant's Premises, Landlord may be required under California law to retrofit the entire Complex to meet current earthquake protection standards ("Seismic Upgrades"). By virtue of the foregoing, this Lease must address both responsibility for construction and responsibility for payment for (a) Tenant's improvements within its Premises, as hereinafter specified ("Tenant Improvements"), (b) Base Building Construction, (c) Seismic Upgrades, and (d) the construction of New Tenant Space.

        Section 6.2.  Preparation of Construction Plans


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



        Tenant, with Landlord's consent, has heretofore engaged Kenneth Rodrigues and Partners (the "Design Architect"), at Tenant's sole cost and expense (provided that in no event shall Tenant be obligated to the Design Architect for work related to Landlord's Work), to prepare schematic designs for the Premises and the related changes to the Complex, including Base Building Construction and New Tenant Space and Seismic Upgrades (the "Preliminary Plans"). These Preliminary Plans, dated December 3, 1998, are attached hereto as Exhibit C. The Tenant has also engaged other mechanical, electrical, structural and geotechnical engineers to assist the Design Architect in preparing the Preliminary Plans, as they may be amended. Landlord, with Tenant's consent, has engaged KA Associates (the "Inspecting Architect"), at Landlord's sole cost and expense, to review the Preliminary Plans, as they may be amended, and to inspect the Tenant's Work and the Landlord's Work during the course of construction. Landlord and Tenant agree that the Premises and the balance of the Complex shall be constructed or reconstructed, as the case may be, in accordance with the Preliminary Plans, as the same may be modified or refined in accordance with the terms of this Lease. Following the Effective Date, Landlord and Tenant agree to work cooperatively with the Design Architect and the Inspecting Architect to develop final plans and construction drawings which are satisfactory to both Landlord and Tenant, in their respective reasonable discretion, which are sufficient to obtain the City Approvals pursuant to Section 5.2 hereof, and which are approved by Factory Mutual. Both Landlord and Tenant shall be permitted ten (10) days to review all architectural plans and fifteen (15) days to review all structural and mechanical plans. Landlord's or Tenant's approval of any plans shall not be construed as a warranties that the plans are consistent with applicable laws or that the Tenant's Work or Landlord's Work, as the case may be as completed in accordance with such plans will be fit for the intended purpose. The Design Architect shall enter into separate contracts with Tenant and Landlord with respect to the preparation of plans for Tenant's Work and Landlord's Work, respectively. The contract between the Design Architect and the Tenant shall name Landlord as an additional insured with respect to any errors and omissions insurance maintained by the Design Architect or by any other architectural or engineering firm providing design services to the Design Architect.

        Section 6.3.  Responsibility for Construction Costs.

        Landlord and Tenant agree that Tenant shall be responsible for and shall pay for the full cost of the following construction items (collectively, "Tenant's Work") (subject to partial reimbursement by Landlord through Landlord's Contribution, as hereinafter defined) and shall cause the Tenant's Work to be completed in accordance with the approved plans in good and workmanlike condition and in compliance with all applicable laws:

        (a) All additional improvements necessary to complete the Premises, including, without limitation, interior improvements, demising partitions, exterior facade, all costs of bringing or increasing electrical service to the Premises, electrical distribution within the Premises, any roof top facilities (subject to Section
               12.4 hereof) such as signage, antennae, dishes or masts, all other utility distribution such as phone, data, cable television service, natural gas, and sanitary and water (collectively, the "Tenant Improvements");

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

        (b) All Base Building Construction for those areas of the Complex necessary to complete the Premises (whether located inside or outside the Premises), but expressly excluding therefrom the costs of constructing the New Tenant Space;

        (c) All Seismic Upgrades to the Complex, provided that Landlord shall reimburse tenant in an amount equal to 50% of the cost of the Seismic Upgrades to the First and Second Street retail/office elements of the Complex, subject to a maximum reimbursement of Five Hundred Thousand Dollars ($500,000); and

        (d) All foundation improvements required to accommodate Tenant's occupancy and use of the Premises, but excluding any foundation improvements required to accommodate the use and occupancy of the New Tenant Space (which shall be part of Landlord's Work).

        In connection with the construction of Tenant's Work, Tenant shall also be responsible for, and shall pay for the full cost of, all permits, City Approval costs, inspection fees and connection fees (except those directly associated with Landlord's Work), all life safety elements, including without limitation sprinklers, annunciation panels and fire alarm connections to Landlord's system, and all items required by applicable laws.

        Landlord shall be responsible for and shall pay for the full cost of constructing the New Tenant Space (collectively, "Landlord's Work") and shall cause the same to be completed in accordance with the approved plans in good and workmanlike condition and in compliance with all applicable laws.

        Landlord also agrees to contribute Seven Million Dollars ($7,000,000) ("Landlord's Contribution") toward the cost of the Base Building Construction, as follows: One-third of the Landlord's Contribution shall be paid when the Base Building Construction is one-third completed, one-third shall be paid when the Base Building Construction is two-thirds completed, and the balance shall be paid when the Base Building Construction is completed. Each draw request by Tenant with respect to Landlord's Contribution shall require: (a) a certification by the Inspecting Architect that the requisite level of completion has been met; and (b) lien waivers from the Contractor and all major subcontractors indicating that the work comprising the requisite level of completion has been fully paid subject to payment of retainage as provided in
Section 6.5.

        Section 6.4.  Construction Contracts.

        Landlord and Tenant have selected Rudolph and Sletten as construction manager (the "Contractor") to perform both Tenant's Work and Landlord's Work, provided that the Tenant's Work shall be performed pursuant to a contract between Tenant and Contractor ("Tenant's Contract"), and the Landlord's Work shall be performed pursuant to a separate contract between Landlord and Contractor ("Landlord's Contract"). Both the Tenant's Contract and the Landlord's Contract shall be guaranteed maximum price contracts and the Contractor shall be required to post payment/performance bonds in the full amount of the contract price with sureties acceptable to Landlord. The Tenant's Contract and the Landlord's Contract, shall be subject to the reasonable approval of Landlord or Tenant, as the case may be, shall provide that Landlord or Tenant, as the case may be, may cure any Tenant or Landlord defaults thereunder and demand performance by Contractor thereunder, including performance by the surety under the Contractor's payment/performance bonds, and shall provide that Landlord or Tenant, as the case may be, shall be an additional insured with respect to any errors and omissions insurance maintained by the Contractor. Tenant's Contract shall further provide that no change orders may be implemented without the express written consent of Landlord (which consent shall not be unreasonably withheld), and that any such change orders be covered by the Contractor's payment/performance bonds; provided, however, that Landlord's consent shall not be required with respect to change orders which affect only the Tenant Improvements and which do not exceed $50,000 in the aggregate as long as Landlord receives prior written notice of such change orders and provided, further, that Landlord will approve any such change order affecting only the Tenant Improvements which exceeds $50,000 if Tenant demonstrates that it has the resources to pay the increased costs and will meet its obligations pursuant to Section 6.5. Tenant's Contract and Landlord's Contract shall require that the Contractor meet all requirements imposed by the Ground Lease or applicable law (including without limitation prevailing wage requirements, if applicable), that the Contractor will maintain builders risk insurance naming both Tenant and Landlord as additional insureds and that Contractor will not permit the imposition of any liens on the Premises or the Complex and will provide lien searches with every draw request demonstrating the absence of such liens.

        Section 6.5. Tenant's L/C, Tenant's Loan Facility and Tenant's Cash Account

        In order to assure Landlord that Tenant has the financial ability to pay all amounts required under the Tenant's Contract and thereby to assure Landlord that Tenant's Work will be completed, Tenant agrees (a) to deliver to Landlord an irrevocable letter of credit ("Tenant's L/C") issued by a financial institution reasonably acceptable to Landlord in the full amount of the estimated cost to complete all of Tenant's Work, other than Tenant's non-real estate fixtures, equipment and furnishings (the "Non L/C Work") and net of the amount of Landlord's Contribution and (b) to provide Landlord with evidence that Tenant has the ability to pay the full cost of the Non L/C Work, which evidence shall be in the form of either or both of the following: (i) a loan facility with a bank or underwriter reasonably satisfactory to Lender ("Tenant's Loan Facility") which Tenant's Loan Facility shall be irrevocably committed by Tenant and its Lender to be used to pay for the non L/C Work or (ii) a bank account with a federally-insured financial institution ("Tenant's Cash Account"). The amount of Tenant's L/C and of Tenant's Loan Facility and/or Tenant's Cash Account shall be determined jointly by Landlord and Tenant on or before the Condition Date based upon the Tenant's Contract, in consultation with the Design Architect, the Inspecting Architect and the Contractor. Landlord agrees to pay customary issuance costs and/or the annual fee for Tenant's L/C. The Tenant's L/C shall provide that Landlord may draw thereupon upon delivery of a draw request together with Landlord's certification as follows:

        (a) There exists a payment default by Tenant not related to any failure of performance by the Contractor or subcontractor or any Landlord Delay and the Contractor or subcontractor has made a demand for payment or has filed against the Premises a mechanics' lien;

        (b) As a result of the foregoing default, there has been an actual cessation of work on the Premises for a continuous period of not less than two (2) weeks; and

        (c) The funds to be drawn are necessary to pay for the portions of Tenant's Work for which Tenant's L/C was issued.

The outstanding amount of Tenant's L/C may be reduced periodically by an amount equal to payments made pursuant to the Tenant's Contract for the portions of Tenant's Work other than the Non-L/C Work, provided that the Tenant's Contract provides for a retainage in amounts, and subject to conditions, set forth below and provided further that the Tenant's L/C shall not be reduced by amounts which are reimbursed out of Landlord's Contribution. In the event that the cost of Tenant's Work (other than Non-L/C Work) increases as a result of change orders approved by Landlord pursuant to Section 6.4 (to the extent such approval is required), Tenant shall cause the amount of Tenant's L/C to be increased by an amount equal to such change order. In the event that the cost of the Non L/C Work increases as a result of change orders acceptable to Landlord, Tenant shall cause either Tenant's Loan Facility or Tenant's Cash Account to be increased by an amount or amounts equal in the aggregate to the amount of the change order. Neither Tenant's L/C nor Tenant's Loan Facility shall be secured by a mortgage on the Premises or Tenant's interest therein, except for any equipment financing or leasing. Tenant's Contract shall provide for a retainage of ten percent (10%) of all draw requests until Tenant's work is fifty percent (50%) completed, at which point the retainage may be reduced to five percent (5%). The balance of the retainage may be paid to the Contractor after all punchlist items are complete, all lien waivers from the Contractor and major subcontractors are delivered to Landlord and "as-built" drawings are delivered to Landlord pursuant to Section 6.6.

        Section 6.6. Adjustment of Fixed Rent after Construction; As-built Drawings.

        Landlord and Tenant acknowledge that the actual useable square footage of the Premises may change from that reflected in the Preliminary Plans as the result of changes in such plans prior to construction or as the result of change orders implemented during the construction process. Therefore, Landlord and Tenant agree that, upon completion of the Premises, the Premises shall be measured by the Design Architect using the BOMA method and the Design Architect shall determine the actual usable space in each portion of the Premises, which determination shall be binding on the parties provided, however, that upon Landlord's request, the Premises shall also be measured by the Inspecting Architect and, in the event that the actual usable space in the Premises as determined by the Inspecting Architect shall vary from that determined by the Design Architect by more than two (2%) percent (after consultation between the Design Architect and the Inspecting Architect to determine whether each is performing measurements in accordance with applicable BOMA Standards), the size of the Premises shall be deemed to be the average between that determined by the Design Architect and that determined by the Inspecting Architect. Tenant shall also cause a set of "as-built" drawings of the Premises to be prepared and delivered to Landlord upon completion of Tenant's Work.

        Section 6.7. Ownership of Improvements.

        Upon completion of construction and during the entire Lease Term, the Tenant Improvements and those portions of the Base Building Construction which are necessary to comprise the Premises, together with all of Tenant's installed fixtures, equipment, and components, shall be the property of Tenant. Upon a termination of this Lease, the Tenant Improvements and those portions of the Base Building Construction which are necessary to comprise the Premises shall become the property of Landlord, provided that Tenant shall have the right to remove certain portions of the Tenant Improvements and its fixtures, equipment, and components as provided in Section 13.3 below.

                                   ARTICLE VII
                                    NET LEASE

        This Lease is a "triple net" lease and Tenant shall be responsible for all operating expenses, utilities, Real Estate Taxes (as defined in Article
VIII), insurance and other expenses associated with its occupancy of the Premises and Tenant's Proportionate Share (as hereinafter defined) of the expenses of operating and maintaining the Common Area, all as more specifically described in this Lease. To the extent possible, all of the foregoing expenses shall be separately billed to Tenant and paid directly by Tenant to the taxing authority, utility company or service provider, as the case may be. In the event any such expenses cannot be separately and directly billed to Tenant, Landlord shall bill Tenant for such expenses and Tenant shall pay Landlord the billed amount within fifteen (15) days of receipt, as Additional Rent. Tenant's "Proportionate Share" of expenses shall be a fraction, the numerator of which shall be the usable square footage of the Premises (as determined pursuant to Section 6.6 hereof) and the denominator of which shall be of all space within the Complex, including the Premises.

        Notwithstanding the foregoing and any other provisions of this Lease to the contrary, in no event shall Tenant be required to pay directly or to Landlord, whether as an "operating expense, "Real Estate Taxes", "Landlord's Common Area Costs," Additional Rent, or otherwise, any amounts with respect to the following:

        (a) Ground rent or other payments owing by Landlord to the Agency under the Ground Lease and/or the Public Garage Lease, or other costs or expenses which are necessary for Landlord to comply with the terms and provisions of the Ground Lease and/or the Public Garage Lease.

        (b) Any costs which are not part of the Landlord's Common Area Costs and which relate to the leasing, ownership, maintenance and operation of the retail and office portions of the Complex, including, without limitations, costs relating to HVAC, electrical and other utilities, provided that any such costs for HVAC, electrical or other utilities actually used by Tenant but which cannot be separately metered or separately billed to Tenant and the other tenants, shall be prorated between them by Landlord.

        (c) Any capital expenditures as determined under generally accepted accounting principals, provided that any capital expenditures which reduce an expense item may be billed to Tenant to the extent of the savings, and provided, further, that Tenant shall be responsible for any capital expenditures relating to the replacement of any portion of Tenant's Work, whether or not such replacement results from defective materials or ordinary wear and tear.

        (d) Any costs for which the Landlord has the right to a refund or reimbursement, whether from insurance or otherwise.

        (e) Any costs or expenses incurred by Landlord by reason of the grossly negligent act or omission, or willful misconduct, of (i) Landlord, its agents, employees, consultants, and/or contractors, or (ii) any other tenants of the Complex.

        (f) Any costs or expenses incurred by Landlord by reason of Landlord's failure to comply with the terms of (i) of this Lease and (ii) any other agreement to which Landlord may be bound.

        (g) Any costs or expenses relative to the maintenance and operation of the Public Garage.

        (h) Any costs or expenses incurred by Landlord to contest Real Estate Taxes or other assessments or impositions against the Complex, unless such contest, after deducting such costs or expenses, result in a net reduction of such Taxes, assessments, or other impositions.

        (i) Any late charges or penalties imposed on Landlord in connection with any late payment of Real Estate Taxes or other assessments or impositions against the Complex, unless caused by Tenant's failure to pay its portion of Real Estate Taxes.

        (j) Any costs or expenses associated with the maintenance, repair, or operation of elevators, utility and switching equipment and related areas, HVAC equipment, and other equipment and components within the Complex which serve the other tenants of the Complex and do not serve the Tenant and are not otherwise included within the Ancillary Use Areas.

        (k) Any administrative or "overhead" fee or charge in connection with the maintenance, repair, or operation of the Complex, provided that Landlord may include within Landlord's Common Area Costs an administrative fee equal to three (3%) of the total of such costs (as limited pursuant to this Article VII).

        (l)    Any roof repair costs incurred by Landlord pursuant to Section
               12.4 below.


                                  ARTICLE VIII
                                      TAXES

        Section 8.1. Definition of Real Estate Taxes.

        Landlord shall, pay or cause to be paid all Real Estate Taxes (as hereinafter defined) assessed or imposed upon the Complex which become due or payable during the Lease Term. As used in this Section 8.1, the term Real Estate Taxes shall mean and include all taxes (including, without limitation, possessory interest taxes associated with the Retail Pavilion Parcel, the Ground Lease, the Garage Lease, and any so-called value added tax), assessments (including, without limitation, all assessments for public improvements or benefits, whether or not commenced or completed prior to the date hereof and whether or not to be completed within the term of this Lease), fees, levies, water and sewer rents, rates and charges, vault license fees or rentals, license and permit fees and other governmental charges of any kind or nature whatsoever, general and special, ordinary and extraordinary, foreseen and unforeseen, or hereinafter levied or assessed in lieu of or in substitution of any of the foregoing which are or may be at any time or from time to time during the term of the Ground Lease levied, charged, assessed or imposed upon or against Retail Pavilion Parcel or any buildings or improvements which are now or hereafter located thereon, or against any of Landlord's personal property now or hereafter located thereon, or which may be levied, charged, assessed or imposed upon or against the leasehold estate created by the Ground Lease and the Garage Lease or which may be imposed upon any taxable interest of Landlord acquired pursuant to the Ground Lease and the Garage Lease on account of any taxable possessory right which Landlord may have acquired pursuant to the Ground Lease and the Garage Lease (including any amounts due pursuant to California Health and Safety Code
Section 33673), any ad valorem taxes, privilege taxes, or other taxes or assessments payable by Landlord pursuant to the Ground Lease (including any amounts payable to the Agency pursuant to Section 404 of the Ground Lease) and the Garage Lease, and including any fines, penalties, interest or costs which may be added by the collecting authority for the late payment or nonpayment of any taxes required to be paid by Landlord under the Ground Lease and the Garage Lease, and all costs, expenses and attorneys' fees incurred by Landlord in contenting or negotiating with public authorities (Landlord having the sole authority to conduct such a contest or enter into such negotiations) as to any of the same, but shall not include taxes on Tenant's business in the Premises, machinery, equipment, inventory or other personal property or assets of Tenant, Tenant agreeing to pay, before delinquency, all taxes upon or attributable to such excluded items without apportionment. Tenant, at its sole cost and expense (including, without limitation, the payment of any resulting late charges and/or penalties) may initiate and process any and all appropriate legal actions and appeals to contest or seek a reduction of any Real Estate Taxes, provided that Tenant has, prior thereto, given thirty days written notice to Landlord and Landlord has failed to pursue such contest itself.

        Section 8.2. Tenant's Share of Real Estate Taxes.

        Tenant shall pay to Landlord, as Additional Rent, its Proportionate Share of all Real Estate Taxes upon the Complex which become due or payable during the Lease Term, such Proportionate Share to be prorated for periods at the beginning and end of the Lease Term which do not constitute full calendar months or years.

        Section 8.3. Payment by Tenant.

        Tenant's proportionate share of Real Estate Taxes shall be paid in monthly installments commencing with the Commencement Date, in amounts initially estimated by Landlord, one (1) such installment being due on the first day of each full or partial month of each full or partial calendar year during the Lease Term. Such monthly installments shall increase or decrease upon notice from Landlord given after the actual or anticipated amounts of Real Estate Taxes due or payable in a particular calendar year are determined. Following the close of each full or partial calendar year during the Lease Term, the actual amount of Real Estate Taxes due or payable shall be computed by Landlord and any excess paid by Tenant during each calendar year over the actual amount Tenant is obligated to pay hereunder shall be credited to Tenant, and within 30 days after written notice from Landlord, any deficiency owed shall be paid by Tenant.

        Section 8.4. Other Taxes.

        Tenant's proportionate share of any governmental tax or charge (other than income tax) levied, assessed, or imposed on account of the payment by Tenant or receipt by Landlord, or based in whole or in part upon, the rents in this Lease reserved or upon the Complex or Retail Pavilion Parcel or the value thereof shall be paid by Tenant.

        Section 8.5. Separate Tax Bill.

        Notwithstanding the foregoing, Landlord will attempt to cause the relevant taxing authorities to treat the Premises as a separate tax parcel or otherwise to issue a separate tax bill with respect to the Premises. If such efforts are successful, Tenant shall be obligated to pay such separate tax bill with respect to the Premises prior to delinquency, and Tenant shall not be obligated to pay its Proportionate Share of Landlord's tax bill with respect to the Complex, except that Tenant shall continue to be responsible for its Proportionate Share of any Real Estate Taxes with respect to the Common Areas. Tenant's failure to pay its separate Real Estate Tax bill shall be a default by Tenant under this Lease, and Tenant shall give Landlord prompt notice of such failure and Landlord shall thereafter have the right to pay such Real Estate Tax bill on behalf of Tenant and Tenant shall be obligated to reimburse Landlord for such payment as Additional Rent.

                                   ARTICLE IX
                      PARKING, COMMON AREAS AND FACILITIES

        Section 9.1.  Common Areas.

        All parking areas, access roads and facilities furnished, made available or maintained by Landlord in or near the Complex, whether or not leased or controlled by Landlord, including but not limited to truck ways, driveways, loading docks and areas, delivery areas, the Public Garage, other multi-story parking facilities (if any), package pickup stations, elevators, escalators, pedestrian sidewalks, courts and ramps, plazas, the Paseo Mall, other malls, sidewalks, landscaped areas, retaining walls, stairways, bus stops, first-aid and comfort stations, lighting facilities, sanitary systems, utility lines, and other areas and improvements provided by Landlord for the general use in common of tenants of the Complex, and their customers (all herein called "Common Areas") (but excluding any such areas which are beyond the scope of Landlord's responsibility pursuant to either the Ground Lease or the Public Garage Lease) shall at all times be subject to the exclusive control and management of Landlord, and Landlord shall have the right, from time to time, to establish, modify and enforce reasonable rules and regulations with respect to all Common Areas. Tenant agrees to comply with all rules and regulations set forth in Exhibit E attached hereto and all reasonable amendments thereto, provided that Landlord enforces such rules and regulations against all tenants of the Complex in a consistent and nondiscriminatory manner.

        Subject to the restrictions set forth in Article I above and in the Non-Disturbance Agreement, Landlord and the Agency, shall have the right from time to time to: change or modify and add to or subtract from the sizes, locations, shapes and arrangements of parking areas, entrances, exits, parking aisle alignments and other Common Areas; restrict parking by Tenant's employees to designated areas, construct surface, subsurface or elevated parking areas and facilities; establish and from time to time change the level of parking surfaces; enforce parking or otherwise) with, appropriate provisions for ticket validating; add to or subtract from the buildings in the Complex; and do and perform such other acts in and to said Common Areas as Landlord in its sole discretion, reasonably applied, deems advisable for the use thereof by tenants and their customers.

        Section 9.2.  Use of Common Areas.

        Tenant and its business invitees, employees and customers shall have the nonexclusive right, in common with Landlord and those who own or control portions of the Common Areas not owned, leased or controlled by Landlord and all others to whom Landlord and those who own or control portions of the Common Areas not owned, leased or controlled by Landlord have granted or may hereafter grant rights, to use the Common Areas subject to such reasonable regulations as Landlord and those who own or control portions of the Common Areas not owned, leased or controlled by Landlord may from time to time impose and the rights of Landlord set forth above. Tenant shall abide by all rules and regulations and cause its concessionaires, officers, employees, agents, customers and invitees to abide thereby. Subject to the restrictions set forth in Article I above and in the Non-Disturbance Agreement, Landlord and the Agency may at any time close temporarily any Common Areas to make repairs or changes, prevent the acquisition of public rights therein, discourage noncustomer parking, or for other reasonable purposes. Tenant shall not interfere with Landlord's or those who own or control portions of the Common Areas not owned, leased or controlled by Landlord or other tenants' rights to use any part of the Common Areas.

        Section 9.3.  Public Garage.

        The Public Garage is for the general use of the public on a fee basis in connection with the Complex and shall be operated on a continuous basis by Landlord as a public parking facility. To the extent that parking in the Public Garage is made available for the non-exclusive use of the Complex and their respective employees and customers, the Public Garage shall be considered a part of the Common Areas. In addition to that portion of the Public Garage which is included within the Premises (as set forth in Section 2.1(a) above), Tenant shall be allocated 109 spaces within the Public Garage which shall be reserved, at Tenant's option, for Tenant's employees and customers. Tenant shall be charged at market rates for any spaces which it elects to use. Landlord reserves the right to shift up to 23 of such spaces reserved for Tenant's employees and customers to an off-site location near the complex to be designated by Landlord


                                    ARTICLE X
                      COST AND MAINTENANCE OF COMMON AREAS

        Section 10.1. Expense of Operating and Maintaining the Complex.

        In accordance with the standards set forth in the Ground Lease and the Public Garage Lease, Landlord shall operate, manage, maintain and repair or cause to be operated, managed, maintained or repaired, the Common Areas. "Landlord's Common Area Costs" shall mean all costs of operating and maintaining the Common Areas in a manner deemed by Landlord appropriate for the best interests of tenants and other occupants in the Complex, less contributions, if any, to Landlord's Common Area Costs received by Landlord from the owners or ground lessees of adjacent and nearby properties. Included among the costs and expenses which constitute Landlord's Common Area Costs, but subject to the limitations set forth in Article VII above, but not limited thereto, shall be, at the option of Landlord, all Landlord's costs and expenses of protecting, operating, managing, repairing, repaving, lighting, cleaning, painting, striping, insuring (including but not limited to fire, earthquake and extended coverage insurance on the Common Areas, insurance protecting Landlord against liability for personal injury, death and property damage, workers compensation insurance, and any other insurance which may be required by the Ground Lessor), removing of snow, ice and debris, police protection, security and security patrol, fire protection, regulating traffic, inspecting, repairing and maintaining of machinery and equipment used in the operation of the Common Areas, depreciation of machinery and equipment, cost and expense of inspecting, maintaining, repairing and replacing storm and sanitary drainage systems, sprinkler and other fire protection systems, electrical, gas, water, telephone and irrigation system, and expense of installing, maintaining and repairing burglar and fire alarm systems on Retail Pavilion Parcel, if installed, cost and expense of landscaping and shrubbery, expenses of utilities and other services, sums paid by Landlord to other persons or entities a reimbursement towards the cost of operating, maintaining and repairing those portions, if any, of the Complex not owned or controlled by Landlord.

        Section 10.2. Tenant to Bear Proportionate Share of Expenses.

        Subject to the limitations set forth in Article VII above, Tenant will pay Landlord, in addition to all other amounts in this Lease provided, as Additional Rent, its Proportionate Share of Landlord's Common Area Costs for each calendar year during the Lease Term.

        Tenant's share of Landlord's Common Area Costs shall be paid in monthly installments in amounts as reasonably estimated from time to time by Landlord, one (1) such installment being due on the first day of each month of each calendar year. After the end of each calendar year, the total Landlord's Common Area Costs for such year (and at the and of the Lease Term, the total Landlord's Common Area Costs for the period since the end of the immediately next preceding calendar year) shall be determined by Landlord and Tenant's share paid for such period shall immediately, upon such determination, be adjusted by credit of any excess or payment of any deficiency.

                                   ARTICLE XI
                             UTILITIES AND SERVICES

        Section 11.1. Utilities.

        Landlord and Tenant acknowledge that Tenant's business requires unusual demands with respect to the magnitude and reliability of the utility facilities serving the Premises and, for that reason, Tenant's Work includes substantial upgrades and redundancies in the utility facilities and systems which are presently in the Complex. Landlord shall have no responsibility for and shall make no warranty concerning the sufficiency or reliability of the utility facilities and systems which are planned and installed as part of Tenant's Work and Landlord makes no warranty that the utility services and utility lines which enter the Complex are adequate for Tenant's purposes. Furthermore, Landlord shall have no liability for any interruption or failure of any utility facilities, whether such failure occurs within or outside of the Complex, unless such failure is a result of (a) grossly negligent or willful act or omission of Landlord, its agents, employees, consultants, and/or contractors, or (b) Landlord's breach of its obligations under this Lease. Tenant shall be solely responsible for and shall promptly pay when due all charges for use or consumption of water, gas, electricity, sewer, air-conditioning, telephone and all other public or private services and utilities of whatever kind furnished or supplied to or used by Tenant or any party in connection with the use, occupancy, maintenance, or operation of the Premises, and shall comply with all contracts relating to such services and shall do all other things necessary and required for the maintenance and continuance of such services.

        Section 11.2. HVAC Systems Serving Premises.

        Tenant, as part of Tenant's Work, shall install heating, ventilating and air conditioning ("HVAC") systems serving the Premises. Landlord shall have no responsibility for and shall make no warranty concerning the sufficiency or reliability of such HVAC systems, and Landlord shall have no liability for any interruption or failure of such HVAC systems unless such failure is a result of
(a) the grossly negligent or willful act or omission of Landlord, its agents, employees, consultants, and/or contractors, or (b) Landlord's breach of its obligations under this Lease.

                                   ARTICLE XII
                          CONDUCT OF BUSINESS BY TENANT

        Section 12.1. Use of Premises.

        The Premises shall be occupied and used by Tenant solely for the purpose of conducting therein the business of internet communications and/or for any other purpose permitted by zoning codes and by the Agency pursuant to the Ground Lease, provided that in no event shall the Premises be used for industrial or residential purposes.

        Section 12.2. Operation by Tenant.

        Without limitation, Tenant covenants and agrees to the following:

        A. Tenant will not place or maintain any vending machines in any entry of the Premises, outside the Premises or in the Common Area;

        B. Tenant will not permit undue accumulations of garbage, trash, rubbish, or other refuse and will store garbage, trash, rubbish and other refuse in rat-proof and insect-proof containers inside the Premises, and remove the same frequently and regularly and, if directed by Landlord, by such means and methods and at such times and intervals as are designated by Landlord, all at Tenant's cost;

        C. Tenant will not permit any sound system which is audible outside the Premises, nor use or permit the use of any objectionable advertising medium such as, without limitation, loudspeakers, phonographs, public address systems, sound amplifiers, radio or broadcast within the improvements in such manner that any sounds reproduced, transmitted or produced shall be directed primarily beyond the interior of the Premises, and will keep all mechanical apparatus free of objectionable vibration and noise which may be transmitted beyond the interior of the Premises;

        D. Tenant will keep all mechanical equipment in good working order and condition;

        E. Tenant will not commit or suffer waste in, on or about the Premises, the Complex or the Common Areas;

        F. Tenant will not permit or cause odors to emanate or be dispelled from the Premises;

        G. Tenant will not create, cause, maintain or permit any nuisance in, or about the Premises, the Complex, or the Common Areas;

        H. Tenant will not solicit business in the Common Areas nor distribute advertising matter to, in or upon any Common Areas;

        I. Tenant will not permit the loading or unloading or the parking or standing of delivery vehicles outside any area designated therefor, nor permit any use of vehicles which will interfere with the use of any Common Areas;

        J. Subject to the limitations set forth in Section 12.5 below, Tenant will comply with all laws, recommendations, ordinances, rules and regulations of governmental, public, private and other authorities and agencies, including those with authority over insurance rates, with respect to the use or occupancy of the Premises;

        K. Tenant will not permit any noxious, toxic or corrosive fuel (other than diesel fuel for Tenant's generators) or gas, dust, dirt or fly ash in the Premises;

        L. Tenant will not place a load on any floor in the Complex which exceeds the floor load per square foot which such floor was designed to carry;

        M. Tenant will not operate any fast food business open to the public on the Premises;

        Section 12.3. Painting, Decorating, Displays, Alterations.

        Tenant will not paint, decorate or change the architectural treatment of any part of the exterior of the Premises nor any part of the interior of the Premises visible from the exterior nor make any structural alterations, additions or changes in the Premises which cost in excess of Fifty Thousand Dollars ($50,000) without Landlord's written approval thereto, and will promptly remove any paint, decoration, alteration, addition or changes, including graffiti, applied or installed without Landlord's approval and restore the Premises to an acceptable condition or take such other action with respect thereto as Landlord directs.

        Section 12.4  Telecommunications Rights and Rooftop Equipment.

        Tenant shall have the right to install and maintain, at its expense, telecommunication and other communications antenna, equipment and fixtures, HVAC, mechanical, electrical, and other equipment on the roof of the Complex subject to Landlord and Agency approval. The aforesaid items shall be located within the Tenant Penthouse Area, the Tenant HVAC Area, and the Tenant Antennae Area as appropriate (collectively the "Tenant Roof Areas"). Tenant shall, at its expense, maintain that portion of the roof upon which the Tenant Roof Areas are located as well as an equitably allocated portion of those areas of the roof providing access to those areas. The cost of any replacement of the roof membrane shall be allocated among Tenant and the other tenants in the Complex based on the ratio between the Tenant Roof Areas (which shall be Tenant's responsibility) and the other areas of the roof (which shall be the collective responsibility of the other Tenants of the Complex) Landlord shall be obligated to maintain all other portions of the roof of the Complex. All equipment located within the Tenant Roof Area shall be subject to noise limits and visual screening requirements to be imposed by the City and/or Agency in connection with the City Approvals, and Tenant shall bear the full cost of compliance with such requirements. As long as telecommunications equipment on the roof of the Complex is used within the course of Tenant's normal business, there shall be no rental charge for such placement on the roof, but Tenant shall have the obligation to maintain that portion of the roof located within the Tenant Roof Area. Tenant shall also have the right to distribute telecommunications services within the Complex at Tenant's expense, so long as this distribution does not interfere with the normal course of the business of the other tenants of the Complex and does not affect any leaseable space.

        Section 12.5. Compliance with Laws.

        Tenant shall, at its sole costs and expense, comply with and shall cause any operators licensees, co-locators and concessionaires to comply with:

               (a) All federal, state, county, municipal and other governmental statutes, laws, rules, orders, regulations and ordinances (herein sometimes collectively referred to as "Law") affecting the Complex or any part thereof, or the use thereof, including those which require the making of any structural, unforeseen or extraordinary changes, whether or not any such statutes, laws, rules, orders, regulations or ordinances which may be hereafter enacted were within the contemplation of the parties at the time of execution of this Lease, or involve a change of policy on the part of the governmental body enacting the same; and

               (b) All rules, orders and regulations of the National Board of Fire Underwriters or other bodies exercising similar functions in connection with the prevention of fire or the correction of hazardous conditions which apply to the Complex; and

               (c) Each and every standard requirement of all policies of public liability, fire and other insurance which at any time may be in force with respect to the Complex, provided that such requirements do not materially interfere with Tenant's use of the Premises.

        Section 12.6.  Non-Discrimination.

        The Tenant herein covenants by and for itself, its heirs, executors, administrators and assigns, and all persons claiming under or through it, and this Lease is made and accepted upon and subject to the following conditions:
That there shall be no discrimination against or segregation of any person or group of persons on account of race, color, creed, religion, sex, sexual orientation, age, handicap, marital status, ancestry or national origin in the leasing, subleasing, transferring, use, occupancy, tenure or enjoyment of the Premises herein leased, nor shall Tenant itself, or any person claiming under or through it, establish or permit any such practice or practices of discrimination or segregation with reference to the selection, location, number, use or occupancy of tenants, lessees, subtenants, sublessees or vendees in the Premises herein leased.


                                  ARTICLE XIII
                         MAINTENANCE OF LEASED PREMISES

        Section 13.l. Maintenance by Landlord.

        Landlord shall keep or cause to be kept the foundations (except for foundation upgrades which are constructed by Tenant as part of Tenant's Work which shall be Tenant's obligation to maintain), roof (except for the Tenant Roof Areas which shall be maintained by Tenant pursuant to Section 12.4 hereof) and structural portions of the walls of the Premises (except such structural portions which are constructed by Tenant as part of Tenant's Work which shall be Tenant's obligation to maintain) in good order, repair and condition and neat, clean, orderly, sanitary and safe (including but not limited to doing such things as are necessary to cause the Complex to comply with applicable laws, ordinances, rules, regulations and orders of governmental and public bodies and agencies) to ensure that the Complex is maintained in a first class manner as is appropriate in a first-class pedestrian-oriented retail shopping and office environment. If replacement of equipment, fixtures and appurtenances thereto is necessary (other than replacement of equipment or systems which are originally installed as part of Tenant's work, which shall be Tenant's Responsibility), Landlord shall replace the same with new or completely reconditioned equipment, fixtures and appurtenances, and repair all damage done in or by such replacement. Landlord shall carry out its required maintenance and repair at such times as are necessary and prudent in order to maintain the Complex in a first class condition and otherwise in accordance with the requirements and standards of the Ground Lease and the Public Garage Lease. Landlord's obligation to maintain and repair is not conditioned upon receiving any notice from Tenant; provided, however, in the event an item of maintenance or repair is required, Tenant may (but is not obligated) to provide notice to Landlord of the same and, except in the case of any emergency, Landlord shall carry out the item of maintenance or repair within ten (10) days of Tenant's notice. This Section 13.1 shall not apply in case of damage or destruction by fire or other casualty or condemnation or eminent domain, in which events the obligations of Landlord shall be controlled by Article XIX and XX. Except as provided in this Section 13.1, Landlord shall not be obligated to make repairs, replacements or improvements of any kind upon the Premises, or to any equipment, merchandise, stock in trade, facilities or fixtures therein, all of which shall be Tenant's responsibility, but Tenant shall give Landlord prompt written notice of any accident, casualty, damage or other similar occurrence in or to the Premises or the Common Areas of which Tenant has knowledge. As a part of the consideration for the rental of the Premises, Tenant hereby waives any provisions of law, including but not limited to California Civil Code Sections 1941 and 1942, which permit the Tenant to make repairs at the Landlord's expense.

        Section 13.2. Maintenance by Tenant.

        Tenant shall at all times keep the Premises (including all entrances and vestibules) and all partitions, window and window frames and moldings, glass, store fronts, doors, door openers, fixtures, equipment and appurtenances thereof (including lighting, heating, electrical, plumbing, ventilating and air conditioning fixtures and systems and other mechanical equipment and appurtenances) and all parts of the Premises, and parts of Tenant's Work not on the Premises including the Tenant Roof Area and the loading dock reserved for Tenant's exclusive use, not required herein to be maintained by Landlord, in good order, condition and repair and neat, clean, orderly, sanitary and safe (including but not limited to doing such things as are necessary to cause the Premises to comply with applicable laws, ordinances, rules, regulations and orders of governmental and public bodies and agencies) to ensure that the Premises is maintained in a first class manner as is appropriate in a first-class pedestrian-oriented retail shopping and office environment. If replacement of equipment, fixtures and appurtenances thereto is necessary, Tenant shall replace the same with new or completely reconditioned equipment, fixtures and appurtenances, and repair all damages done in or by such replacement. Subject to the limitations set forth in Section 4.5 above, if Tenant fails to perform its obligations hereunder, Landlord without notice may, but shall not be obligated to, perform Tenant's obligations or perform work resulting from Tenant's acts, actions or omissions and the cost of the same shall be deemed additional rent at the time of the next installment of Fixed Rent due hereunder; provided, however, in no event shall Landlord be entitled to perform work on the Tenant's equipment, components or fixtures.

        Section 13.3. Surrender of Premises.

        At the expiration of the Lease Term, or earlier termination of the Lease, Tenant shall surrender the Premises in good condition, reasonable wear and tear and damage by unavoidable casualty excepted, and deliver all keys for, and all combinations on locks, safes and vaults in, the Premises to Landlord's notice address as specified in Section 28.7 or, at Landlord's option, to the office of the Complex's general manager. At the expiration of the Lease Term or upon any other termination of this Lease, Tenant shall be entitled to remove from the Premises and the Complex all or any portion of Tenant's equipment, fixtures and components utilized in Tenant's co-location and telecommunications business, provided that Tenant restores any damage to the Premises caused by such removal. Unless Landlord consents thereto in its sole and absolute discretion, Tenant shall not be permitted to remove any other portions of the Tenant's Improvements or Basic Building Construction, including, without limitation, HVAC systems, generators, and electrical distribution systems.

                                   ARTICLE XIV
                                   ALTERATIONS

        Section 14.1. Removal and Restoration by Tenant.

        The following paragraph shall apply only following the initial completion of Tenant's Work, which is governed by Article VI. Tenant shall give Landlord at least fifteen (15) days written notice before commencing construction of any alterations, changes, or additions to the Premises. Without Landlord's prior written consent (which consent shall not be unreasonably withheld), Tenant shall not make any alterations, changes or additions which (a) are structural or affect any Complex utilities or systems (whether or not affecting other tenants), (b) affect the exterior of the Complex, (c) require the approval of the Agency pursuant to the Ground Lease and/or Public Garage Lease, or (d) which are not in categories (a), (b), or (c) above but which cost, in the aggregate, more than $500,000 at any one time. All alterations, changes and additions and all improvements, including leasehold improvements, made by Tenant, or made by Landlord on Tenant's behalf, whether part of Tenant's Work or not and whether or not paid for wholly or in part by Landlord, shall remain Tenant's property for the Lease Term. Any alterations, changes, additions and improvements shall immediately upon the termination of this Lease become Landlord's property, be considered part of the Premises. If Tenant fails to remove any shelving, decorations, equipment, trade fixtures or personal property from the Premises prior to the end of the Lease Term, they shall, at Landlord's option, become Landlord's property. Tenant shall pay for the removal of such property from the Premises and Tenant shall repair or pay for the repair of any damage done to the Premises resulting from removing same.

        Section 14.2. Tenant's Liens.

        A. Tenant shall not create or permit or suffer to be created or to remain, and will discharge, any lien (including, but not limited to, the liens of mechanics, laborers, materialmen, suppliers or vendors for work or materials alleged to be done or furnished in connection with the Complex), encumbrance or other charge upon the Complex, or any part thereof, or upon Tenant's leasehold interest therein. If any such lien shall at any time be filed as aforesaid, Tenant may contest the same in good faith, but, notwithstanding such contest, Tenant shall, within thirty (30) days after the filing thereof, cause such lien to be released of record by payment, bond, order of a court of competent jurisdiction, or otherwise and shall indemnify and hold Landlord and the Ground Lessor harmless from any adverse effects resulting from such lien. In the event of Tenant's failure to release of record any such lien within the aforesaid period, Landlord may remove said lien by paying the full amount thereof or by bonding or in any other manner Landlord deems appropriate, without investigating the validity thereof, and irrespective of the fact that Tenant may contest the propriety or the amount thereof, and Tenant, upon demand, shall pay Landlord the amount so paid out by Landlord in connection with the discharge of said lien, together with reasonable expenses incurred in connection therewith, including reasonable attorneys' fees. Nothing contained in this Lease shall be construed as a consent on the part of Landlord to subject Landlord's estate in the Retail Pavilion Parcel to any lien or liability under the lien laws of the State of California. Tenant shall provide to Landlord at least ten (10) days written notice prior to the start of any construction, which notice is to provide Landlord the opportunity to enter upon the Premises to post a "Notice of Nonresponsibility" pursuant to California Civil Code Section 3094.

        B. Except as expressly provided in Article VI hereof, nothing in this Lease shall be construed as constituting the consent of Landlord (to the extent otherwise required pursuant to Section 14.1 above), expressed or implied, to the performance of any labor or the furnishings of any materials or any specific improvements, alterations of or repairs to the Premises, the Complex, or any part thereof, by any contractor, subcontractor, laborer or materialman, nor as giving Tenant or any other person any right, power or authority to act as agent of or to contract for, or permit the rendering of, any services or the furnishing of any materials in such manner as would give rise to the filing of mechanics' liens or other claims against the Complex. Landlord and the Ground Lessor shall have the right at all reasonable times to post, and keep posted, on the Premises any notices which Landlord or the Ground Lessor may deem necessary for the protection of Landlord or the Ground Lessor and of the Complex from mechanics' liens or other claims. In addition, Tenant shall make, or cause to be made, prompt payment of all monies due and legally owing to all persons doing any work or furnishing any materials or supplies to Tenant or any of its contractors or subcontractors in connection with the Complex.

        C. Except as expressly provided in Section 16.5 hereof, Tenant shall not create or suffer to be created a mortgage, security interest or other lien against the Premises, Tenant's interest in the Premises, any improvements, additions or other construction made by Tenant in or to the Premises or against any equipment or fixtures installed by Tenant therein (other than Tenant's property), and should any security interest be created in breach of the foregoing, Landlord shall be entitled to discharge the same by exercising the rights and remedies afforded it under the penultimate sentence of paragraph A of this Section.

        Section 14.3. Signs, Awnings and Canopies.

        Tenant will not place or permit on any exterior door or window or any wall of the Premises or as otherwise may be visible from outside the Premises, any sign, awning, canopy, advertising matter, decoration, lettering or other thing of any kind without Landlord's written consent which shall not be unreasonably withheld. All signs must additionally comply with applicable City of San Jose ordinances and codes and must conform to the Sign Guidelines contained within Exhibit C attached hereto and incorporated herein, and any future amendments thereto.

                                   ARTICLE XV
                                    INSURANCE

        Section 15.1. By Landlord.

        A. Landlord shall carry public liability insurance on those portions of the Common Areas included in and around the Complex, including coverage for any accident resulting in personal injury, bodily injury or death of any person and consequential damages arising therefrom, including comprehensive property damage insurance, in an amount of not less than three million dollars ($3,000,000) combined single-limit coverage with respect to personal or bodily injury or death to any one or more persons and with respect to damage to property, or such other amount an may be agreed by Landlord and Ground Lessor pursuant to the Ground Lease or as may be required by the holder of any mortgage on the Complex. Tenant shall be named as an additional insured on Landlord's public liability policy with respect to the Common Areas only.

        B. Landlord shall also carry insurance for fire, extended coverage, vandalism, malicious mischief and other endorsements required by Ground Lessor and/or deemed advisable by Landlord, insuring all improvements comprising the Complex, including the Premises and all leasehold improvements thereon and appurtenances thereto (excluding Tenant's merchandise, trade fixtures, furnishings, equipment, personal property and excluding plate glass) for the full insurable value thereof but in no event less than the full replacement cost thereof, with such deductibles as are allowed by the Ground Lease, such insurance coverage to include improvements provided by Tenant as set forth in Exhibit C as Tenant's Work (excluding wall coverings, floor covering, carpeting and drapes) and Landlord's Work as defined in Exhibit C. Tenant shall be named as a loss payee with respect to such insurance coverage as respects those portions of Tenant's Work set forth in the preceding sentence.

        C. Landlord shall carry Business Interruption Insurance as required by Ground Lessor and all other insurance now or in the future required by Ground Lessor.

        D. Tenant agrees to pay Landlord, as Additional Rent, its Proportionate Share of the cost of the premiums for such insurance described above in this
Section 15.1.

        Section 15.2. By Tenant.

        A. Tenant agrees to carry public liability insurance on the Premises during the Lease Term, covering the Tenant and naming the Landlord, the Ground Lessor, the Agency, and the City of San Jose as additional named insureds with terms and companies satisfactory to Landlord, for limits of not less than Five Million Dollars ($5,000,000.00) per occurrence combined single limit. Tenant's insurance will include contractual liability coverage recognizing this Lease, products and/or completed operations liability and providing that Landlord and Tenant shall be given a minimum of thirty (30) days written notice by the insurance company prior to cancellation, termination or change in such insurance. Tenant also agrees to carry insurance against fire and such other risks as are from time to time included in standard Fire and Extended Coverage insurance, for the full insurable value, covering all of Tenant's merchandise, trade fixtures, furnishing, wall covering, floor covering, carpeting, drapes, equipment and all items of personal property of Tenant located on or within the Premises. Tenant shall provide Landlord with certificates or, at Landlord's request, copies of the policies, evidencing that such insurance is in full force and effect and stating the terms thereof. Subject to Section 15.3 below, the minimum limits of the comprehensive general liability policy of insurance shall in no way limit or diminish Tenant's liability under Section 15.6 hereof. Within thirty (30) days after demand therefore by Landlord, Tenant shall furnish Landlord with evidence that it has complied with such demand.

        B. If Tenant uses, stores, handles, processes or disposes of hazardous materials, then Tenant shall maintain in full force and effect through the Term of this Lease and or any renewal thereof, environmental impairment liability insurance with limits of not less than $1,000,000, providing coverage for bodily injury, property damage or injury or damage of actual, alleged or threatened emission, hazardous materials, discharge, dispersal, seepage, release or escape of including any loss, cost or expense incurred as a result of any cleanup of hazardous materials or in the investigation, settlement or defense of any claim, suit, or proceedings against the property owner or management company arising from the Tenant's use, storage, handling, processing or disposal of hazardous materials.

        C. Before any alterations, additions, improvements or construction may be undertaken by or on behalf of Tenant, Tenant shall require any contractor performing work on the Premises to obtain, carry and maintain, at no expense to
Landlord: (i) worker's compensation insurance and employer's liability as required by the jurisdiction in which the Complex is located; (ii) builder's risk insurance with a deductible no greater than Ten Thousand Dollars ($10,000), in the amount of the full replacement cost of the Tenant's Work and (iii) Commercial General Liability Insurance providing on an occurrence basis a minimum combined single limit of One Million Dollars ($1,000,000) per occurrence (and Two Million Dollars ($2,000,000) general aggregate, if applicable). If the contractor fails or is unable to acquire the above-mentioned insurance, Tenant shall provide such insurance (except worker's compensation insurance and employer's liability) at its sole cost and expense.

        Section 15.3. Mutual Waiver of Subrogation Rights.

        Landlord and Tenant and all parties claiming under them mutually release and discharge each other from all claims and liabilities arising from or caused by any casualty or hazard covered or required hereunder to be covered in whole or in part by insurance in the Complex or in connection with property on or activities conducted on the Premises, and waive any right of subrogation which might otherwise exist in or accrue to any person on account thereof, provided that such release shall not operate in any case where the effect is to invalidate or increase the cost of such insurance coverage (provided, that in the case of increased cost, the other party shall have the right, within (30) days following written notice, to pay such increased cost, thereby keeping such release and waiver in full force and affect).

        Section 15.4. Waiver.

        Landlord, its agents and employees, shall not be liable for, and Tenant waives all claims for, damage, including but not limited to consequential damages, to person, property or otherwise, sustained by Tenant or any person claiming through Tenant resulting from any accident or occurrence in or upon any part of the Complex including, but not limited to, claims for damage resulting from: (a) any equipment or appurtenances which become out of repair; (b) Landlord's failure to keep any part of the Complex or Common Areas outside of the Complex in repair; (c) injury done or caused by wind, water, or other natural elements (d) any defect in or failure of plumbing, heating or air conditioning equipment, electrical wiring or installation thereof, gas, water, and steam pipes, stairs, porches, railings or walks; (e) broken glass; (f) the backing up of any sewer pipe or downspout; (g) the bursting, leaking or running of any tank, tub, washstand, water closet, waste pipe, drain or any other pipe or tank in, upon or about the Premises; (h) the escape of steam or hot water;
(i) water, snow or ice upon the Premises; (j) the falling of any fixture, plaster or stuccos (k) damage to or loss by theft or otherwise of property of Tenant or others; (1) acts or omissions of persons in the Premises, other tenants in the Complex, occupants of nearby properties, or any other persons; and (m) any act or omission of owners of adjacent or contiguous property, or of Landlord, its agents or employees. All property of Tenant kept in the Premises shall be so kept at Tenant's risk only and Tenant shall save Landlord harmless from claims arising out of damage to the same, including subrogation claims by Tenant's insurance carrier. Notwithstanding anything to the contrary in this Lease, but subject to Section 15.3, nothing in this Lease shall be construed as a waiver or release of any claims which Tenant may have against Landlord as a result of the negligent or willful act or omission of Landlord, its agents, employees, consultants, and/or contractors.

        Section 15.5. Insurance - Tenant's Operation.

        Tenant will not do or suffer to be done anything which will contravene Landlord's insurance policies or prevent Landlord from procuring such policies in amount and companies selected by Landlord. If anything done, omitted to be done or suffered to be done by Tenant in, upon or about the Premises shall cause the rates of any insurance effected or carried by Landlord on the Premises or other property to be increased beyond the regular rate from time to time applicable to the Premises for use for the purpose permitted under this Lease, or such other property for the use or uses made thereof, Tenant will pay the amount of such increase promptly upon Landlord's demand and Landlord shall have the right to correct any such condition at Tenant's expense. In the event that this Lease so permits and Tenant engages in the preparation of food or packaged foods or engages in the use, sale or storage of inflammable or combustible material, Tenant shall install chemical extinguishing devices (such as ansul) approved by Underwriters Laboratories and Factory Mutual Insurance Company and the installation thereof must be approved by the appropriate local authority. Tenant shall keep such devices under service as required by such organizations. If gas is used in the Premises, Tenant shall install gas cut-off devices (manual and automatic).

        Section 15.6. Hold Harmless and Indemnification.

        Tenant shall indemnify and hold Landlord, the Ground Lessor, the Agency and the City of San Jose and their respective officers, agents and employees harmless from and against all liabilities, obligations, damages, penalties, claims, costs, charges and expenses, including reasonable architects' and attorneys' fees (collectively referred to in this Section 15.6 as "claim") which may be imposed upon or incurred by or asserted against the Agency, Landlord, the Ground Lessor or the City of San Jose or their respective officers, agents and employees by reason of any of the following occurrences during the term of this Lease arising out of Tenant's operations; provided, however, that Tenant shall have no obligation to indemnify and hold Landlord, the Agency, the Ground Lessor or the City of San Jose, respectively, and their respective officers, agents and employees, harmless from and against any matter to the extent it arises from the gross negligence or willful act of Landlord, the Agency, the Ground Lessor or the City of San Jose, respectively, or their respective officers, agents or employees or from Landlord's breach of this Lease or from conduct resulting in an award of punitive damages against Landlord, the Agency, the Ground Lessor or City of San Jose, respectively:

               (a) Any work or thing done in, on or about the Premises and the improvements thereon or construction of any improvements by or at the direction of Tenant; or

               (b) Any use, non-use, possession, occupation, condition operation, maintenance or management of the Premises or any part thereof by or at the direction of Tenant; or

               (c) Subject to Section 15.3, any negligence on the part of Tenant or any of its agents, contractors, servants, employees, subtenants, operators, licensees or invitees; or

               (d) Subject to Section 15.3, any accident, injury or damage to any person or property occurring in, on or about the Promises or any part thereof; or

               (e) Any failure on the part of Tenant to perform or comply with any of the terms, provisions, covenants and conditions contained in this Lease on its part to be performed or complied with on its part.

        In case any action or proceeding is brought against Landlord, the Agency, the Ground Lessor or the City of San Jose or their respective officers, agents and employees by reason of any such claim, Tenant, upon written notice from Landlord, shall, at Tenant's expense, resist or defend such action or proceeding by counsel selected by Tenant or Tenant's insurance carrier and reasonably approved by Landlord, the Agency, the Ground Lessor, and/or the City of San Jose, whichever such entities are named as parties to such action or proceeding.

        15.7   Landlord's Indemnity.

        Landlord shall indemnify, defend and hold Tenant and its officers, agents, and employees ("Indemnified Tenant Parties") harmless from and against all liabilities, obligations, damages, penalties, claims, costs, charges, and expenses including reasonable attorneys' fees (collectively, "Indemnity Claims") which may be imposed upon or incurred by or asserted against any of the Indemnified Tenant Parties by reason of the following occurrences:

        (a) Any work or thing done in, on, or about the Complex by or at the direction of Landlord;

        (b) Any negligence on the part of Landlord or any of its agents, contractors, employees, or consultants;

        (c) Any failure on the part of Landlord to perform or comply with any of the terms, provisions, covenants and conditions contained in this Lease; and

        (d) Any failure on the part of Landlord to perform or comply with any of the terms, provisions, covenants and conditions contained in the Ground Lease.

        Notwithstanding the foregoing, Landlord shall have no obligation to indemnify any of the Tenant Indemnified parties with respect to any matter to the extent it arises from the negligence or willful act of any of the Tenant Indemnified Parties or is the subject of Tenant's indemnity of Landlord pursuant to Section 15.6 above.

        In the case any Indemnity Claims are brought against any of the Indemnified Tenant Parties, Landlord, upon written notice from Tenant, shall, at Landlord's expense, resist or defend such Indemnity Claims by counsel selected by Landlord and reasonably approved by Tenant.

                                   ARTICLE XVI
                 ESTOPPEL CERTIFICATE ATTORNMENT, SUBORDINATION

        Section 16.1. Estoppel Certificate.

        Within ten (10) days after the written request of either party, the other party shall deliver, executed in recordable form, a declaration to any person designated by the requesting party (a) ratifying this Lease; (b) stating the commencement and termination dates; and (c) certifying (i) that this Lease is in full force and effect and has not been assigned, modified, supplements or amended (except by such writings as shall be stated), (ii) that all conditions under this Lease to be performed by the other party have been satisfied (stating exceptions, if any), (iii) that no defenses or offsets against the enforcement of this Lease by the other party exist (or stating those claimed), (iv) as to advance rent, if any, paid by Tenant, (v) the date to which Fixed Rent has been paid, and (vi) such other information as the requesting party reasonably requires. Persons receiving such statements shall be entitled to rely upon them.

        Section 16.2. Attornment.

        A. Except as is provided in subsection 16.2 (B) below, Tenant shall, in the event of a sale or assignment of Landlord's interest in the Premises or the building in which the Premises is located or this Lease or the Complex or the Retail Pavilion Parcel, or if the Premises or such building comes into the hands of a purchaser, mortgage, Ground Lessor or any other person thereinafter referred to as "New Landlord") whether because of a mortgage foreclosure, exercise of a power of sale under a mortgage, termination of the Ground Lease, or otherwise, attorn to the New Landlord or other person and recognize the same as Landlord hereunder and pay rent to such New Landlord from the date of such attornment. Tenant shall execute, at Landlord's request, any attornment agreement required to be executed by any New Landlord containing such provisions as such New Landlord requires, provided that such attornment agreement does not expand Tenant's obligations or diminish Tenant's rights under this Lease and does not diminish the obligations of "Landlord" under this Lease, and the New Landlord agrees to assume the obligations of the Landlord under this Lease. The New Landlord shall only be responsible to Tenant for obligations arising subsequent to the date of such attornment.

        B. In the event the Ground Lease is terminated for any reason the terms of the Non-Disturbance Agreement between the Agency and Tenant (as required pursuant to Section 5.1 hereof) shall govern.

        Section 16.3. Release of Landlord.

        In the event of termination of the Ground Lease or sale, assignment, transfer or conveyance by Landlord of Retail Pavilion Parcel or its rights hereunder, the same shall operate to release Landlord from any future liability upon any of the covenants or conditions of this Lease, expressed or implied, in favor of Tenant arising from events occurring following the date of such termination, sale, assignment, transfer, or conveyance, and in such event Tenant agrees to look solely to the responsibility of the successor in interest of Landlord in and to the Complex or this Lease.

        Section 16.4. Landlord's Option to Purchase.

        Pursuant to the Ground Lease, Landlord holds an option to purchase the complex from the Ground Lessor. In the event Landlord exercises such option and becomes the fee owner of the Complex, this Lease shall remain in full force and effect.

        Section 16.5. Subordination.

        A. Landlord Financing. Landlord represents that Landlord's interest in the Complex, as on the Effective Date, is not encumbered by any financing and is subject only to the exceptions set forth in the preliminary title report attached hereto as Exhibit G.

           Landlord shall have the right to secure future financing with Landlord's interest in the Complex and, with respect to any such future financing, Tenant agrees to execute an agreement in favor of such lender (provided such lender has been approved by the Agency to the extent the Agency has retained such approval right) subordinating Tenant's interest in the Complex and providing for Tenant's attornment to such lender upon a foreclosure if, in turn, such lender (a) agrees to not terminate this Lease provided Tenant is not then in material default of its obligations hereunder and (b) the lender, or its successors or assigns, assumes all obligations of Landlord under this Lease to the extent the same arise on or after the date of foreclosure.

        B. Tenant Financing. Tenant shall have the right from time to time during the Lease Term to secure any financing or other obligations of Tenant with all or any part of Tenant's interest in the Tenant Improvements and in Tenant's equipment, fixtures and components, provided that such security interest shall not be created by any mortgage or other real estate lien on the Premises, but only by a security interest in personalty secured with a security agreement and perfected through the filing of financing statements. Landlord shall, within ten (10) days following written request, execute and deliver such lien releases, waivers, estoppels, or other instruments as may be required by any lender or other obligor of Tenant to (a) confirm Tenant's rights under this Lease and with respect to the Tenant Improvements and Tenant's equipment, fixtures and components, (b) confirm Landlord's approval of such financing and the subordination of any rights of Landlord with respect to the Tenant Improvements and/or Tenant's equipment, fixtures and components to the rights of such lender or obligor, and (c) grant to any lender or obligor, or their successors or assigns, rights to enter the Premises as may be necessary to exercise their rights with respect to the Tenant Improvements and/or Tenant's equipment, fixtures and components.

        Section 16.6. Failure to Execute Instruments.

        Tenant's failure to execute instruments or certificates provided for in this Article XVI within 15 days after the mailing by Landlord of a written request shall be a default under this Lease.

                                  ARTICLE XVII
                            ASSIGNMENT AND SUBLETTING

        Section 17.1. Consent Required.

        Except as otherwise provided herein, Tenant shall not sell, assign, mortgage, pledge or in any manner transfer this Lease or any interest therein, nor sublet all or any part of the Premises, without Landlord's prior written consent in each instance, which consent shall not be withhold unreasonably by Landlord, provided, however, if the Ground Lease currently requires the consent of the Agency then such sale, assignment, etc., shall be subject to such consent and Landlord shall utilize diligent efforts to obtain same if Landlord is prepared to grant its own consent to same. Consent by Landlord to any assignment or subletting shall not waive the necessity for consent to any subsequent assignment or subletting. This prohibition shall include a prohibition against any subletting or assignment by operation of law. If this Lease is assigned or the Premises or any part sublet or occupied by anybody other than Tenant, Landlord may collect rent from the assignee, subtenant or occupant and apply the same to the rent herein reserved, but no such assignment, subletting, occupancy or collection of rent shall be deemed a waiver of any restrictive covenant contained in this Section 17.1 or the acceptance of the assignee, subtenant or occupant as tenant, or a release of Tenant from the performance by Tenant of any covenants on the part of Tenant herein contained. Any assignment (a) as to which Landlord has consented; or (b) which is required by reason of a final nonappealable order of a court of competent jurisdiction; or (c) which is made by reason of and in accordance with the provisions of any law or statute, including, without limitation, the laws governing bankruptcy, insolvency or receivership shall be subject to all terms and conditions of this Lease, and shall not be effective or deemed valid unless, at the time of such assignment:

               1. Each assignee or sublessee shall agree, in a written agreement satisfactory to Landlord, to assume and abide by all of the terms and provisions of this Lease, including those which govern the permitted uses of the Premises described in Article XII herein; and

               2. Each assignee or sublessee has submitted a current financial statement, audited by a certified public accountant, showing a net worth and working capital in amounts determined by Landlord to be sufficient to assure the future performance by such assignee or sublessee of Tenant's obligations hereunder; and

               3. The business reputation of each assignee and sublessee shall meet or exceed generally acceptable commercial standards; and

               4. The use of the Premises by each assignee or sublessee shall not violate, or create any potential violation of applicable laws, codes or ordinances, nor violate the Ground Lease or any other agreements affecting the Premises, Landlord or other tenants in the Complex.

Landlord shall provide its consent to any proposed assignee or sublessee which meets the requirements of 1. through 4. above. With respect to any proposed sublease of less than the entire Premises or for less than the remaining balance of the Lease Term, the requirements in 1. and 2. above shall not require (i) an assumption of obligations greater than those imposed by the proposed sublease or
(ii) a showing of financial ability to beyond that which is necessary to perform obligations under the proposed sublease.

        Section 17.2  Excess Rent Upon Assignment or Subletting.

        In the event of any assignment or subletting as provided above, there shall be paid to Landlord, in addition to the Fixed Rent and other charges due Landlord pursuant to this Lease, an amount equal to fifty percent (50%) of the Excess Rent (as hereinafter defined), if any. "Excess Rent" shall mean the amount of rent to be paid by the assignee or sublessee to Tenant in excess of the sum of (a) the amount of Fixed Rent required to be paid by Tenant to Landlord under this Lease, and (b) an amount equal to ten percent (10%) per annum of the actual cost of Tenant's Work pursuant to Article VI hereof, provided, however, that in no event shall the Excess Rent (when added to the sum of (a) and (b) above) exceed the then prevailing market rent for premises of the type being assigned or sublet; any amount in excess of the foregoing amounts shall be deemed compensation for other assets of Tenant and Landlord shall not participate therein. Such Excess Rent shall be paid to Landlord concurrently with the payments of Fixed Rent required under this Lease, and Tenant shall remain primarily liable for such payments. Notwithstanding any assignment or subletting, Tenant shall remain fully liable on this Lease and for the performance of all terms, covenants and provisions of this Lease.

        Section 17.3. Change in Ownership.

        If Tenant or the guarantor of this Lease, if any, is a corporation the stock of which is not traded on any national securities exchange (as defined in the Securities Exchange Act of 1934, as amended), then the following shall constitute an assignment of this Lease for all purposes of this Article XVII:
(i) the merger, consolidation or reorganization of such corporation; and/or (ii) the sale, issuance, or transfer, cumulatively or in one transaction, of any voting stock, by Tenant or the guarantor of this Lease, if any, or the stockholders of record of either as of the date of this Lease, which results in a change in the voting control of Tenant or the guarantor of this Lease, except any such transfer by inheritance or testamentary disposition. If Tenant or the guarantor of this Lease is a corporation the stock of which is traded on any securities exchange, then the events described in items (i) and (ii) of the preceding sentence and any other activities relating to the sale or transfer of stock of Tenant or the sale or transfer of substantially all of the assets of Tenant, shall not comprise a transfer requiring Landlord's consent. If Tenant or the guarantor of this Lease, if any, is a joint venture, partnership or other association, then for all purposes of this Article XVII, the sale, issuance or transfer, cumulatively or in one transaction, of either voting control or of a twenty-five percent (25%) interest, or the termination of any joint venture, partnership or other association, shall constitute an assignment, except any such transfer by inheritance or testamentary disposition.


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

        Section 17.4. Co-Location Agreements.

        Notwithstanding anything to the contrary set forth in this Lease, co-location agreements entered into by Tenant in the ordinary course of its business shall not be deemed to be an assignment or subletting for purposes of this Lease and shall not require the consent of Landlord, provided that such agreements shall under all circumstances be subordinate and subject to this Lease and shall not diminish Tenant's liability hereunder. For the purposes of this Section 17.4, the term "co-location agreement(s)" shall mean any agreement entered into by Tenant with another party whereby Tenant is providing (whether by cable, fiber or other form of physical transmission, wireless transmission, or any other mode of transmission) co-location, access, or any other form of connection to (a) the Internet, (b) any Internet successor or affiliated networking system, and/or (c) any other existing or future telecommunications, networking, or communication systems.

                                  ARTICLE XVIII
                                 TEMPORARY LEASE

        In order to permit Tenant to expand its business operations pending completion of the Premises, Landlord hereby agrees to lease to Tenant (the "Temporary Lease") currently vacant space comprising approximately eight thousand nine hundred seventy square feet (8,970 s.f.) on the second floor of the existing Second Street wing of the Complex, as depicted on the Tenant's Plans (the "Temporary Premises"). The foregoing agreement to lease the Temporary Premises to Tenant shall be subject to Agency approval. Possession of the Temporary Premises shall be delivered to Tenant within three (3) days following receipt of Agency approval. Tenant shall pay rent for the Temporary Premises at the rate of $1.81 per square foot per month (the "Temporary Rent") payable on the first day of each month. Temporary Rent shall commence on the date on which Tenant's improvements in the Temporary Premises are Substantially Completed, and shall be prorated for any partial month between the date of Substantial Completion and the first day of the month thereafter. Tenant shall be responsible for completing, at its expense, all improvements to the Temporary Premises which it deems necessary or desirable for its effective occupancy and use of the Temporary Premises. Landlord does not warrant to Tenant the adequacy of any utilities or systems in the Complex or the structural capacity of the Complex for Tenant's intended use in the Temporary Premises and Landlord shall not be liable to Tenant for any interruption of utility services or HVAC service to the Temporary Premises. Tenant shall be responsible for maintaining all building systems or equipment used in connection with Tenant's occupancy of the Temporary Premises. The Temporary Lease shall terminate upon the earlier of the following events: (a) the date on which Tenant removes its equipment and employees or (b) December 31, 1999 (irrespective of whether or not the Tenant has taken occupancy of the Premises and irrespective of whether or not the Lease has been terminated as a result of the failure to satisfy or waive the Conditions Precedent pursuant to Article V). During the Temporary Lease period, Tenant shall be allocated nine (9) parking spaces in the Public Garage. Utilities shall be separately metered to the Temporary Premises and paid by Tenant, provided that chilled water shall be provided by Landlord and Tenant shall pay its proportionate share thereof. To the extent applicable, all of the terms and conditions of this Lease shall govern the Temporary Lease.

                                   ARTICLE XIX
                             DAMAGE AND DESTRUCTION

        Section 19.1  Repair and Lease Termination.

        If the Premises are hereafter damaged or destroyed or rendered partially untenantable for their accustomed use by fire or other casualty insured under the coverage which Landlord is obligated to carry pursuant to Section 15.1 hereof or Landlord is otherwise required to repair or restore pursuant to the Ground Lease, Landlord shall promptly repair the same to substantially the condition which they were in immediately prior to the happening of such casualty (excluding stock in trade, fixtures, furniture, furnishings, carpeting, floor covering, wall covering, drapes and equipment), and from the date of such casualty until the Premises are so repaired and restored, the Fixed Rent payments payable hereunder shall abate in such proportion as the part of said Premises thus destroyed or rendered untenantable bears to the total Premises; provided, however, that Landlord shall not be obligated to repair and restore if such casualty is not covered by the insurance which Landlord is obligated to carry pursuant to Section 15.1 hereof, or if insufficient insurance proceeds are available to cover the full cost of repair and restoration of the Complex following a claim on such proceeds by the Ground Lessor or by any lender of Landlord (due to such claims by Ground Lessor or a lender or otherwise), and provided, further, that Landlord shall not be obligated to expend for any repair or restoration an amount in excess of the insurance proceeds available to Landlord therefor following any claims on such proceeds by the Ground Lessor or any lender of Landlord, and provided, further, that if, during the last three
(3) years of the Lease Term, the Premises be damaged, destroyed or rendered untenantable for their accustomed uses by fire or other casualty to the extent that the cost of restoration thereof would exceed fifty percent (50%) of the amount it would cost to replace the Premises in their entirety at the time such damage or destruction occurred, then Landlord shall have the right to terminate this Lease effective as of the date of such casualty by giving to Tenant, within sixty (60) days after the happening of such casualty, written notice of such termination unless Tenant exercises its right, if any, to extend the term of this Lease pursuant to Article XXVII hereof. If such notice be given, this Lease shall terminate and Landlord shall promptly repay to Tenant any rent theretofore paid in advance which was not earned at the date of such casualty. If Landlord is required to repair or restore, then Landlord shall promptly commence the same as soon as possible following the occurrence of the casualty. In connection with such repair and restoration, Landlord shall rebuild the Premises and/or Complex to substantially the same design and condition as are set forth in Tenant's Work and Landlord's Work, and as otherwise required pursuant to the Ground Lease and/or the Public Garage Lease. Any time that Landlord repairs or restores the Premises after damage or destruction, then Tenant shall promptly repair or replace its stock in trade, fixtures, furnishings, furniture, carpeting, wall covering, floor covering, drapes and equipment to substantially the same condition as they were in immediately prior to the casualty, and if Tenant has closed its business, Tenant shall promptly reopen for business upon the completion of such repairs.

                                   ARTICLE XX
                                 EMINENT DOMAIN

        Section 20.1. Condemnation.

        If twenty-five percent (25%) or more of the Premises or of the Complex shall be acquired or condemned by right of eminent domain for any public or quasi public use or purpose, or if the Ground Lease or an Operating Agreement is terminated as a result of such an acquisition or condemnation, then Landlord at its election may terminate this Lease by giving notice to Tenant of its election, and in such event rentals shall be apportioned and adjusted as of the date of termination. If the Lease shall not be terminated as aforesaid, then it shall continue in full force and effect, and Landlord shall within a reasonable time after possession is physically taken (subject to delays due to shortage of labor, materials or equipment, labor difficulties, breakdown of equipment, government restrictions, fires, other casualties or other causes beyond the reasonable control of Landlord) repair or rebuild what remains of the Premises for Tenant's occupancy; and a just proportion of the Fixed Rent shall be abated, according to the nature and extent of the injury to the Premises until such repairs and rebuilding are completed, and thereafter for the balance of the Lease Term.

        Section 20.2. Damages.

        Landlord reserves, and Tenant assigns to Landlord, all rights to damages on account of any taking or condemnation or any act of any public or quasi public authority for which damages are payable; provided, however, in connection with any taking, or the threatened taking, Tenant shall have the right to seek and retain compensation for the following:

        (a) Damages for the unamortized value of the Tenant's Work and any and all other alterations or improvements constructed or installed by Tenant following the Commencement Date;

        (b)    Leasehold severance damages;

        (c) As to any subleases or assignments then in effect, that portion of Excess Rents which Tenant would have otherwise been able to retain pursuant to Section 17.2 above following the termination of this Lease as to all or any portion of the Premises;

        (d)    Damages for moving and related out-of-pocket expenses;

        (e) Relocation assistance or compensation as may be available pursuant to applicable law.

Tenant shall execute such instruments of assignment as Landlord requires, join with Landlord in any action for the recovery of damages, if requested by Landlord, and turn over to Landlord any damages recovered in any proceeding. If Tenant fails to execute instruments required by Landlord, or undertake such other steps an requested, Landlord shall be deemed the duly authorized irrevocable agent and attorney-in-fact of Tenant, coupled with an interest, to execute such instruments and undertake such steps an behalf of Tenant.

                                   ARTICLE XXI
                                DEFAULT BY TENANT

        Section 21.1. Event of Default.

        The following shall be considered for all purposes to be defaults under and breaches of this Lease: (a) any failure of Tenant to pay any Fixed Rent, Additional Rent or other amount when due hereunder five (5) days after receipt of written notice from Landlord of such failure to pay; (b) subject to Section
28.5 below, any failure by Tenant to perform or observe any other of the terms, provisions, conditions and covenants of this Lease, including, without limitation, Tenant's obligation to complete Tenant's Work in accordance with
Article V hereof, for more than thirty (30) days after receipt of written notice from Landlord of such failure (or if such default is not amenable to cure within such thirty (30) day period then for such longer period as may be reasonably required provided Tenant acts diligently); (c) the bankruptcy or insolvency of Tenant or the filing by or against Tenant of a petition in bankruptcy or for reorganization or arrangement or for the appointment of a receiver or trustee of all or a portion of Tenant's property, or Tenant's assignment for the benefit of creditors; (d) this Lease or Tenant's interest herein or in the Premises or any improvements thereon or any property of Tenant are executed upon or attached; or
(e) the Premises come into the hands of any person other than expressly permitted under this Lease.

        Section 21.2.  Landlord's Remedies.

        Upon occurrence of any Event of Default, Landlord may, at its option without any further demand or notice, in addition to any other remedy or right given hereunder or by law, do any of the following:

               (a) Re-enter the Premises, take possession thereof, eject all persons therefrom, using all necessary force to do so, and with or without re-entry, declare this Lease at an end, in which event Tenant shall be liable to Landlord for the costs and damages set forth in Sections 21.2(d) and (e) below.

               (b) Re-enter the Premises, take possession thereof, eject all persons therefrom, using all necessary force to do so, and without terminating this Lease, relet the Premises or any part of the Premises, as the agent and for the account of Tenant upon such terms and conditions as Landlord may deem advisable, in which event the rents received on such reletting shall be applied first to the expenses of such reletting and collection, including necessary renovation and alterations of the Premises, any real estate commissions paid, and thereafter to payment of all sums due or to be come due Landlord under the Lease, and if a sufficient sum shall not be thus realized to pay such sums and other charges, Tenant shall pay Landlord any deficiency monthly, notwithstanding Landlord may have received rental in excess of the rental stipulated in this Lease in previous or subsequent months, and Landlord may bring an action therefor as such monthly deficiency shall arise.

               (c) Collect, by action or otherwise, each installment of rent or other sum as the same becomes due and payable or enforce, by action or otherwise, any other term or covenant of this Lease.

               (d) After terminating this Lease or after the abandonment of the Premises by Tenant, re-enter the Premises, take possession thereof, eject all persons therefrom, using all necessary force to do so, make any alterations or changes on the leased Premises, remove any and all property whatsoever found there and place such property in a public warehouse or elsewhere for the account and at the expense of Tenant. In the event that Tenant shall not pay the cost of storing any such property, after the property has been stored for a period of ninety (90) days or more Landlord may sell any or all of such property at public or private sale in such manner and at such times and places as Landlord in its sole discretion may deem proper, without notice to Tenant or any demand upon Tenant for the payment of any part of such charges or the removal of any such property, and shall apply the proceeds of such sale first to the cost and expenses of such sale; second, to the payment of the cost of or charges for storing any such property; third, to the payment of any other sums of money which may then or thereafter be due to Landlord from Tenant under any of the terms hereof; and fourth, the balance, if any, to Tenant. Tenant hereby waives all claims for damages that may be caused by Landlord's re-entering and taking possession of the Premises or removing and storing furniture and property as herein provided, and will save Landlord harmless from loss, costs or damages occasioned Landlord thereby.

               (e) If Tenant breaches this Lease and abandons the Premises before the end of the Lease Term, or if Tenant's right to possession is terminated by Landlord because of a breach of the Lease, then in either such case, Landlord may recover from Tenant:

               (i) The worth at the time of award of the unpaid Rents which had been earned at the time of termination;

               (ii) The worth at the time of award of the amount by which the Rents which would have been earned after termination until the time of the award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided;

               (iii) The worth at the time of award (computed by discounting at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent) of the amount by which the Rents for the balance of the Lease Term after the time of award exceed the amount of such rental loss that Tenant proves could be reasonably avoided; and

               (iv) Any other amounts necessary to compensate Landlord for all detriment proximately caused by the default by Tenant or which in the ordinary course of events would likely result.

The "worth at the time of award" of the amount referred to above is computed by allowing interest at an annual rate equal to the greater of: ten percent (10%); or five percent (5%) plus the rate established by the Federal Reserve Bank of San Francisco, as of the twenty-fifth (25th) day of the month immediately preceding the default by Tenant, on advances to member banks under Sections 13 and 13(a) of the Federal Reserve Act, as now in effect or hereafter from time to time amended, not to exceed the maximum rate allowable by law. The computation of the damages pursuant to the foregoing shall include a credit for the unamortized value of the Tenant's Work assuming a useful life of not less than twenty (20) years.

               (f) All rights and remedies of Landlord hereunder shall not be exclusive but shall be cumulative.

               (g) To the extent permitted by applicable law, any such re-entry or taking of possession of the Premises or property thereon shall be allowed by Tenant without hindrance, and Landlord shall not be liable in damages for any such re-entry, or such taking of possession or be guilty of trespass for forcible entry. Such re-entry or taking of possession shall not be construed as an election on Landlord's part to terminate this Lease unless a notice of such intention is given to Tenant.

        Section 21.3. Counterclaim.

        If Landlord commences any proceedings for non-payment of rent (Fixed Rent or Additional Rent), Tenant will not interpose any counterclaim of any nature or description in such proceedings. This shall not, however, be construed as a waiver of Tenant's right to assert such claims in a separate action brought by Tenant. The covenants to pay Fixed Rent and other amounts hereunder are independent covenants and Tenant shall have no right to hold back, offset or fail to pay any such amounts for default by Landlord or any other reason whatsoever.

        Section 21.4. Waiver of Rights of Redemption.

        To the extent permitted by law, Tenant waives any and all rights of redemption or rights to relief from forfeiture granted by or under any present or future laws if Tenant is evicted or dispossessed for any cause, or if Landlord obtains possession of the Premises due to Tenant's default hereunder or otherwise.

        Section 21.5. Right to Cure Defaults by Tenant; Attorneys' Fees.

        In the event of Tenant's breach or default of any covenant in this Lease, Landlord may at any time, after notice if it is required by Section 19.1, cure such breach or default for the account and at the expense of Tenant subject to the provisions of Section 4.5 hereof. If Landlord at any time, by reason of such breach, is compelled to pay, or elects to pay, any sum of money or to do any act that will require the payment of any sum of money, or is compelled to incur any expense, including reasonable attorneys' fees, in instituting, prosecuting, or defending any actions or proceedings to enforce Landlord's rights under this Lease or otherwise, the sum or sums so paid by Landlord, with all interest, costs, and damages, shall be deemed to be Additional Rent under this Lease and shall be due from Tenant to Landlord on the first day of the month following the incurring of such expenses.

        Section 21.6. Waiver.

        A waiver of any breach or default shall not be a waiver of any other breach or default. Landlord's consent to or approval of any act by Tenant requiring Landlord's consent or approval shall not be deemed to waive or render unnecessary Landlord's consent to or approval of any subsequent similar act by Tenant.

        Section 21.7. Bankruptcy.

        A. In the event Tenant shall become a Debtor under Chapter 7 of the Bankruptcy Code ("Code") or a petition for reorganization or adjustment of debts is filed concerning Tenant under Chapters 11 or 13 of the Code, or a proceeding is filed under Chapter 7 and is transferred to Chapters 11 or 13, the Trustee or Tenant, as Debtor-In-Possession, may not elect to assume this Lease unless, at the time of such assumption, the Trustee or Debtor-In-Possession has:

        (i) Cured or provided Landlord "Adequate Assurance" (as defined below) that:

               (a) The Trustee or the Debtor-In-Possession has cured, or has provided Landlord Adequate Assurance that:

                      (1) Within ninety (90) days from the date of such assumption the Trustee or Debtor-In-Possession will cure all monetary defaults under this Lease; and

                      (2) Within ninety (90) days from the date of such assumption the Trustee will cure all nonmonetary defaults under this Lease.

        (ii) For purposes of this Section 21.7, Landlord and Tenant acknowledge that, in the context of a bankruptcy proceeding of Tenant, at a minimum "Adequate Assurance" shall mean the Trustee or the Debtor-In-Possession has and will continue to have sufficient resources to fulfill the obligations of Tenant under this Lease as the same become due.

        B. If the Trustee or Debtor-In-Possession has assumed the Lease pursuant to the provisions of this Section 21.7 for the purpose of assigning Tenant's interest hereunder to any other person or entity, such interest may be assigned only after the Trustee, Debtor-In-Possession or the proposed assignee have complied with all of the terms, covenants and conditions of Section 17.1 herein, Landlord and Tenant acknowledging that such terms, covenants and conditions are commercially reasonable in the consent of a bankruptcy proceeding of Tenant. The terms of Section 17.1 applicable to any such assignment shall include, without limitation, those with respect to Additional Rent and the use of the Premises only as permitted in Article XII herein.

        C. Unless otherwise allowed by the Court and until such time as the Lease is assumed or rejected, the Trustee or Debtor-In-Possession shall timely perform all the monetary and non-monetary obligations under this Lease which arise after the bankruptcy filing, including, without limitation, the payment of Fixed Rent and such other Additional Rent charges payable hereunder.

        D. The rights, remedies and liabilities of Landlord and Tenant set forth in this Section 21.8 shall be in addition to those which may now or hereafter be accorded, or imposed upon, Landlord and Tenant by the Code.

                                  ARTICLE XXII
                               DEFAULT BY LANDLORD

        Section 22.1. Default Defined, Notice.

        Landlord shall in no event be charged with default in any of its obligations hereunder unless and until Landlord shall have failed to perform such obligations within 30 days (or such shorter time in the event of an emergency or such additional time as is reasonably required to correct any such default) after written notice to Landlord by Tenant, specifically describing such failure.

        Section 22.2. Notice to Mortgagees and Ground Lessor.

        Tenant shall give written notice of any default of Landlord to the Ground Lessor and to any holders of mortgages covering the Complex who have given written notice to Tenant of the address to which notices to such holders are to be sent, simultaneously with any such notice of Landlord's default given to Landlord, and if Landlord fails to cure any default asserted in said notice within the time provided above, Tenant shall notify the Ground Lessor and such holders of mortgages in writing of the failure to cure, and the Ground Lessor and said holders shall each have the right but not the obligation, within 30 days after receipt of such second notice, to cure such default before Tenant may take any action by reason of such default.

                                  ARTICLE XXIII
                                TENANT'S PROPERTY

        Section 23.1. Taxes on Leasehold.

        Tenant acknowledges and agrees that this Lease may create possessory interest subject to property taxation. Subject to Section 8.2 (with respect to Real Property Taxes) Tenant agrees to pay and discharge, as Additional Rent for the Premises during the term of this Lease, before delinquency, all taxes (including, without limitation, possessory interest taxes associated with the Premises, this Lease, and any so called value added tax), assessments (including, without limitation, all assessments for public improvements or benefits, whether or not commenced or completed prior to the date hereof and whether or not to be completed within the term of this Lease), fees, levies, water and sewer rents, rates and charges, vault license fees or rentals, license and permit fees and other governmental charges of any kind or nature whatsoever, general and special, ordinary and extraordinary, foreseen and unforeseen, or hereinafter levied or assessed in lieu of or in substitution of any of the foregoing (all of the foregoing collectively called "taxes") which are or may be at any time or from time to time during the term of this Lease levied, charged, assessed or imposed upon or against the Premises or improvements which are now or hereafter located thereon, or against any of Tenant's personal property now or hereafter located thereon, or which may be levied, charged, assessed or imposed upon or against the leasehold estate created hereby or which may be imposed upon any taxable interest of Tenant acquired pursuant to this Lease on account of any taxable possessory right which Tenant may have acquired pursuant to this Lease. Tenant shall pay or reimburse Landlord, an the case may be, for any fines, penalties, interest or costs which may be added by the collecting authority for the late payment or nonpayment of any taxes required to be paid by Tenant hereunder.

                                  ARTICLE XXIV
                               ACCESS BY LANDLORD

        Section 24.1  Right of Entry.

        Provided that Landlord complies with Tenant's security procedures and provides at least twenty-four (24) hours notice, Landlord, its agents (including Ground Lessor) and employees shall have the right to enter the Premises from time to time at reasonable times to examine the same, to show them to prospective purchasers, mortgagees and other persons, to ascertain compliance with the terms of this Lease, to make such repairs, alterations, improvements or additions as Landlord deems desirable, and to post notices. Rent shall not abate while any such entry, repairs, alterations, improvements, or additions are being made. During the last six (6) months of the Lease Term, Landlord may exhibit the Premises to prospective tenants and maintain upon the Premises notices deemed advisable by Landlord. In addition, during any apparent emergency, Landlord or its agents may enter the Premises forcibly without liability therefor and without in any manner affecting Tenant's obligations under this Lease, and no such entry shall be construed or deemed to be forcible or lawful entry into, or detainer of, the Premises or an eviction, actual or constructive, of Tenant from the Premises. Nothing herein contained shall be deemed to impose upon Landlord any obligation, responsibility or liability whatsoever, for any care, maintenance or repair except as otherwise herein expressly provided, and Tenant hereby waives any claim for damages for any injury or inconvenience to or interference with Tenant's business, any loss of occupancy or quiet enjoyment of the Premises, and any other loss of whatever kind or nature occasioned by the Landlord's or its agents' entry for such purposes; provided, however, Landlord shall not be relieved of any liability arising as a result of (a) the grossly negligent or wilful act or omission of Landlord, its agents, employees, consultants, and/or contractors, or (b) Landlord's breach of its obligations under this Lease.


                                   ARTICLE XXV
                            HOLDING OVER, SUCCESSORS

        Section 25.1  Holding Over.

        If Tenant holds over or occupies the Premises beyond the Lease Term (it being agreed there shall be no such holding over or occupancy without Landlord's written consent), Tenant shall pay Landlord for each day of such holding over a sum equal to 1.5 times the Fixed Rent prorated for the number of days of such holding over plus a prorata portion of all other amounts which Tenant would have been required to pay hereunder had this Lease been in effect. If Tenant holds over with or without Landlord's written consent Tenant shall occupy the Premises on a tenancy from month to month and all other terms and provisions of this Lease shall be applicable to such period.

        Section 25.2. Successors.

        All rights and liabilities herein given to or imposed upon the respective parties hereto shall bind and inure to the several respective heirs, successors, administrators, executors and assigns of the parties and if Tenant is more than one (1) person, they shall be bound jointly and severally by this Lease except that no rights shall inure to the benefit of any assignee or subtenant of Tenant unless the assignment or sublease was approved by Landlord in writing as provided in Section 17.1 hereof. Landlord, at any time and from time to time, may make an assignment of its interest in this Lease and, in the event of such assignment, Landlord and its successors and assigns (other than the assignee of Landlord's interest in this Lease) shall be released from any and all liability thereafter accruing hereunder; provided that the successor has been consented to by the Agency and has signed in favor of Tenant an assumption agreement.


                                  ARTICLE XXVI
                                 QUIET ENJOYMENT

        Section 26.1. Landlord's Covenant.

        If Tenant pays the Fixed Rents, Additional Rents and other amounts herein provided, and observes and performs all the covenants, terms and conditions hereof, Tenant shall peaceably and quietly hold and enjoy the Premises for the Lease Term without interruption by Landlord or any person or persons claiming by, through or under Landlord, subject, nevertheless, to the terms and conditions of this Lease.


                                  ARTICLE XXVII
                                 RENEWAL OPTIONS

        A. Provided that this Lease is in full force and effect and there is no Event of Default which has not been cured at the time Tenant elects to extend the Term pursuant to Section B below, and at the commencement of such Extended Term (as hereinafter defined), Tenant shall have the option to extend the term of this Lease for two (2) successive terms of ten (10) years each ("Extended Term") upon the same terms and provisions set forth in this Lease except that the Fixed Rent payable by Tenant shall be the greater of (i) the Fixed Rent payable during the initial lease Term or first Extended Term, as the case may be, or (ii) the "Fair Market Rental Value" of the Premises determined as follows:

                (i) Upon receipt of notice from Tenant pursuant to Section B below, that it elects to extend the term of this Lease, the parties will attempt, during the first thirty (30) day period thereafter to mutually agree upon the Fair Market Rental Value of the Premises for the Extended Term. "Fair Market Rental Value" shall mean the value based on Tenant's current use, shall exclude the value of Tenant's Work and any Alterations made by Tenant following the Commencement Date, and shall assume that no commissions are to be paid by Landlord. If the parties are unable to agree upon the Fair Market Rental Value, each party will notify the other within fifteen
                        (15) days following the end of said thirty (30) day period of the name of a licensed, independent, local real estate appraiser, who is an individual of substantial experience with respect to office buildings in the San Jose, California area and is an MAI (or its successor) appraiser (a "Qualified Appraiser"). If both Qualified Appraisers shall have been appointed within said fifteen day period, then the two Qualified Appraisers so appointed shall determine the Fair Market Rental Value of the Premises. If only one Qualified Appraiser shall have been appointed within said fifteen (15) day period, then such Qualified Appraiser shall determine the Fair Market Rental Value of the Premises.

                (ii) The two Qualified Appraisers shall determine the Fair Market Rental Value of the Premises independently of each other and shall meet within thirty (30) days following their appointment and shall exchange appraisals. If the difference in the appraisals of the Fair Market Rental Value of the two Qualified Appraisers is not greater than fifteen percent (15%), then the average of the two will be used to determine the Fair Market Rental Value of the Premises.

                (iii) If they are greater than fifteen percent (15%), then the two Qualified Appraisers shall select a third Qualified Appraiser within ten (10) days from the end of said thirty (30) day period who shall determine which of the two appraisals of the Qualified Appraisers is closest to the Fair Market Rental Value, and that number will stand as the Fair Market Rental Value for the Extended Term. If the two Qualified Appraisers shall not appoint a third Qualified Appraiser within said ten (10) day period, then such third Qualified Appraiser shall be appointed by the American Arbitration Association.

                (iv) Each party shall be responsible for the costs, charges and/or fees of its respective appointee, and the parties shall share equally in the costs, charges and/or fees of the third Qualified Appraiser. The decision of the Qualified Appraiser(s) shall be final and binding on each party and may be entered in any court having jurisdiction hereof.

                (v) The Fixed Rent as determined above shall be paid by Tenant to Landlord in advance on the first day of each and every calendar month during the Extended Term.

                (vi) Because of the Tenant's construction of, and payment for, the Tenant's Work pursuant to this Lease, the Fixed Rent during an Extended Term shall not include an allowance from Landlord to Tenant for the refurbishment of the Premises.

        B. Each option for an Extended Term to be effective must be exercised by Tenant by written notice which must be received by Landlord at least one (1) year prior to the beginning of each such Extended Term. Tenant's failure to deliver such notice within the required time period shall be deemed an election by Tenant not to extend the term of this Lease. Tenant shall have no further option to extend the term of this Lease at the expiration of said second Extended Term.


                                 ARTICLE XXVIII
                                  MISCELLANEOUS

        Section 28.1. Waiver.

        No waiver by Landlord or Tenant of any breach of any term, covenant or condition hereof shall be deemed a waiver of the same or any subsequent breach of the same or any other term, covenant or condition. The acceptance of rent by Landlord shall not be deemed a waiver of any earlier breach by Tenant of any term, covenant or condition hereof, regardless of Landlord's knowledge of such breach when such rent is accepted. No covenant, term or condition of this Lease shall be deemed waived by Landlord or Tenant unless waived in writing.

        Section 28.2. Accord and Satisfaction.

        Landlord is entitled to accept, receive and cash or deposit any payment made by Tenant for any reason or purpose or in any amount whatsoever, and apply the same at Landlord's option to any obligation of Tenant and the same shall not constitute payment of any amount owed except that to which Landlord has applied the same. No endorsement or statement on any check or letter of Tenant shall be deemed an accord and satisfaction or otherwise recognized for any purpose whatsoever. The acceptance of any such check or payment shall be without prejudice to Landlord's right to recover any and all amounts owed by Tenant hereunder and Landlord's right to pursue any other available remedy.

        Section 28.3. Entire Agreement.

        There are no representations, covenants, warranties, promises, agreements, conditions or undertakings, oral or written, between Landlord and Tenant other than herein met forth. Except as herein otherwise provided, no subsequent alteration, amendment, change or addition to this Lease shall be binding upon Landlord or Tenant unless in writing and signed by both Landlord and Tenant.

        Section 28.4. No Partnership.

        Landlord does not, in any way or for any purpose, become a partner, employer, principal, master, agent or joint venturer of or with Tenant.

        Section 28.5. Force Majeure.

        If either party hereto shall be delayed or hindered in or prevented from the performance of any act required hereunder by reason of strikes, lockouts, labor troubles, inability to procure material, failure of power, restrictive governmental laws or regulations, riots, insurrection, war or other reason of a like nature not the fault of the party delayed in performing work or doing acts required under this Lease, the period for the performance of any such act shall be extended for a period equivalent to the period of such delay. Notwithstanding the foregoing, the provisions of this Section 28.5 shall at no time operate to excuse Tenant from the obligations for payment of Fixed Rent, Additional Rent or any other payments required by the terms of this Lease when the same are due, and all such amounts shall be paid when due.

        Section 28.6. Submission of Lease.

        The effective date of this Lease (the "Effective Date") shall be the date filled in on Page 1 hereof by Landlord, which shall be the date of execution by the last of the parties to execute this Lease.

        Section 28.7. Notices.

        All notices from Tenant to Landlord-required or permitted by any provision of this Lease shall be directed to Landlord as follows:

                      F.C. Pavilion, L.L.C.
                      c/o Forest City Enterprises, Inc.
                      1100 Terminal Tower
                      50 Public Square
                      Cleveland, Ohio  44113
                      Attn:  Mr. James A. Ratner

        with copies to:
                      Forest City Enterprises, Inc.
                      1160 Terminal Tower
                      50 Public Square
                      Cleveland, Ohio 44113
                      Attn:  General Counsel

        All notices from Landlord to Tenant required or permitted hereunder shall be directed as follows:

                      AboveNet Communications, Inc.
                      50 West San Fernando St.
                      Suite 1010
                      San Jose, California  95113
                      Attn:  Stephen P. Belomy
                                       54

        All notices to the Ground Lessor required or permitted by any provision of this Lease shall be directed to Ground Lessor as follows:

                      Executive Director
                      Redevelopment Agency of the City of San Jose
                      801 North First Street
                      San Jose, CA   95110

        All notices to be given hereunder by either party shall be written and sent by certified mail, return receipt requested, postage pre-paid, addressed to the party intended to be notified at the address set forth above. Either party may, at any time, or from time to time, notify the other in writing of a substitute address for that above set forth, and thereafter notices shall be directed to such substitute address. Notice given as aforesaid shall be sufficient service thereof and shall be deemed given as of the date received, as evidenced by the return receipt of the registered or certified mail. A duplicate copy of all notices from Tenant shall be sent to the Ground Lessor and mortgagee as provided for in Section 22.2.

        Section 28.8. Captions and Section Numbers.

        This Lease shall be construed without reference to titles of Articles and Sections, which are inserted only for convenience of reference.

        Section 28.9. Number and Gender.

        The use herein of a singular term shall include the plural and use of the masculine, feminine or neuter gender shall include all others.

        Section 28.10.  Joint and Several Liability.

        If Tenant is a partnership or other business organization the members of which are subject to personal liability, the liability of each such member shall be deemed to be joint and several.

        Section 28.11.  Objection to Statements.

        Tenant's failure to object to any statement, invoice or billing rendered by Landlord within a period of thirty (30) days after receipt thereof shall constitute Tenant's acquiescence with respect thereto and shall render such statement, invoice or billing an account stated between Landlord and Tenant.

        Section 28.12.  Representation by Corporate Tenant.

        If Tenant is or will be a corporation, the persons executing this Lease on behalf of Tenant hereby covenant and warrant that Tenant is a duly qualified corporation authorized to do business in the State of California, that all franchise and corporate taxes have been paid to date and all future forms, reports, fees and other documents necessary to comply with applicable laws will be filed when due, and the person signing this Lease on behalf of the corporation is an officer of Tenant and is duly authorized to sign and execute this Lease.

        Section 28.13.  Limitation of Liability.

        Anything to the contrary herein contained notwithstanding, there shall be absolutely no personal liability of persons, firms or entities who constitute Landlord with respect to any of the terms, covenants, conditions and provisions of this Lease, and Tenant shall, subject to the rights of the Ground Lessor and any mortgagee, look solely to the interest of Landlord, its successors and assigns, in the Complex for the satisfaction of each and every remedy of Tenant in the event of default by Landlord hereunder; such exculpation of personal liability is absolute and without any exception whatsoever. In order to proceed against the Complex and the revenues therefrom or to recover under any insurance policy, Tenant shall be entitled to initiate a lawsuit against Landlord.

        Section 28.14. Broker's Commission.

        Each party represents and warrants that it has caused or incurred no claims for brokerage commissions or finder's fees in connection with the execution of this Lease, and each party shall indemnify and hold the other harmless against and from all liabilities arising from any such claims caused or incurred by it (including without limitation, the cost of attorneys' fees in connection therewith).

        Section 28.15.  Partial Invalidity.

        If any provision of this Lease or the application thereof to any person or circumstance shall to any extent be invalid or unenforceable, the remainder of this Lease, or the application of such provision to persons or circumstances other than those as to which it is invalid or unenforceable shall not be affected thereby and each provision of this Lease shall be valid and enforceable to the fullest extent permit by law.

        Section 28.16.  Recording.

        The parties agree not to place this Lease of record but at any time after the Conditions Precedent are satisfied and/or waived, each party shall, at the request of the other, execute and acknowledge so that the same may be recorded a Short Form Lease or Memorandum of Lease, indicating the Lease Term, but omitting rent and other terms, and an Agreement specifying date of commencement and termination of the Lease Term; provided, however, that the failure to record said Short Form Lease, Memorandum of Lease or Agreement shall not affect or impair the validity and effectiveness of this Lease. Tenant shall pay all costs, taxes, fees and other expenses in connection with or prerequisite to recording.

        Section 28.17.  Applicable Law.

        This Lease shall be construed under the laws of the State of California.

        Section 28.18.  Ground Lease.

        This Lease is subject and subordinate to the Ground Lease. Tenant agrees to comply with all applicable provisions of the Ground Lease. In the event any of the provisions of this Lease conflict with the provisions of the Ground Lease, the provisions of the Ground Lease shall prevail. With respect to the Ground Lease and the Public Garage Lease, Landlord covenants as follows:

        (a) During the entire Lease Term, Landlord shall fully and completely comply with all of the terms and provisions of the Ground Lease and the Public Garage Lease.

        (b) Landlord shall take all actions as may be required or necessary in order to keep the Ground Lease and the Public Garage Lease in full force and effect provided that nothing in this Lease shall prevent Landlord from acquiring fee title to the Complex, including the Public Garage, from the Agency, in which event this Lease shall continue in full force and effect.

        (c) Landlord shall not amend or modify, or enter into any agreement with the Agency to amend or modify, any of the terms or provisions of the Ground Lease and/or the Public Garage Lease which have a material impact on Tenant or the Premises, without the prior written consent of Tenant.

        (d) Landlord shall not enter into any agreement with Ground Lessor to which would materially increase Landlord's Common Area Costs, and/or any other maintenance or operating expenses of the Complex (to the extent that any such costs are passed on to Tenant).

        (e) Landlord shall not terminate or surrender the Ground Lease and/or the Public Garage Lease.

        (f) Landlord shall provide to Tenant any notices from the Agency relating to any default or breach by Landlord under the Ground Lease or the Public Garage Lease.

        Section 28.19.  Notice of Lease to Ground Lessor.

        Immediately upon execution of this Lease, Tenant shall provide written notice to the Ground Lessor that the Lease has been executed and shall inform the Ground Lessor of Tenant's name and mailing address for the purpose of receipt of notice from the Ground Lessor.

        Section 28.20.  Landlord's Expenses.

        If Landlord incurs any expense in exercising Landlord's rights hereunder, excluding attorney's fees and court costs, arising from Tenant's failure to perform any of Tenant's obligations hereunder, Tenant shall pay or reimburse Landlord for such expenses.

        IN WITNESS WHEREOF, Landlord and Tenant have signed and sealed this Lease as of the day and year first above written.

                                            F.C. PAVILION, L.L.C.,
                                            an Ohio limited liability company


                                            By:
                                               ---------------------------------

                                            ABOVENET COMMUNICATIONS, INC.


                                            By:
                                               ---------------------------------
                                            Attest:
                                                   -----------------------------

                                    EXHIBIT A

                   Legal Description of Retail Pavilion Parcel

                                (to be inserted)

                                    EXHIBIT B

                       Plot Plan of Retail Pavilion Parcel

                                (to be inserted)

                                    EXHIBIT C

                                 Tenant's Plans

                                (to be inserted)

                                   EXHIBIT D-1

                       Tenants To Be Removed or Relocated

                                (to be inserted)

                                   EXHIBIT D-2

                     Tenants From Which Consent Is Required

                                (to be inserted)

                                    EXHIBIT E

                              Rules and Regulations

                                (to be inserted)

                                    EXHIBIT F

                            Preliminary Title Report

                                (to be inserted)


                                    TABLE OF CONTENTS

                                                                                          Page
                                                                                          ----

ARTICLE I -- EXHIBITS........................................................................2

ARTICLE II -- LEASED PREMISES................................................................3
        Section 2.1.  Leased Premises........................................................3
        Section 2.2.  Roof and Walls.........................................................4
        Section 2.3.  Ancillary Use .........................................................4

ARTICLE III -- LEASE TERM....................................................................5
        Section 3.1   Lease Term.............................................................5
        Section 3.2   Commencement Date......................................................5
        Section 3.3   Lease Year Defined.....................................................6
        Section 3.4   Effective Date.........................................................6

ARTICLE IV -- RENT...........................................................................6
        Section 4.1.  Rental Rate............................................................6
        Section 4.2   Fixed Rent Payments....................................................7
        Section 4.3.  Miscellaneous Rent Provisions..........................................7
        Section 4.4.  Additional Rent........................................................7
        Section 4.5.  Payments for Tenant....................................................7

ARTICLE V -- CONDITIONS PRECEDENT............................................................8
        Section 5.1.  Conditions Precedent...................................................8
        Section 5.2.  City Approvals.........................................................9
        Section 5.3.  Tenant Actions........................................................10
        Section 5.4.  Failure of Conditions Precedent.......................................10

ARTICLE VI -- CONSTRUCTION OF PREMISES......................................................10
        Section 6.1.  Overview of Construction Scope........................................10
        Section 6.2.  Preparation of Construction Plans.....................................11
        Section 6.3.  Responsibility for Construction Costs.................................11
        Section 6.4.  Construction Contracts................................................12
        Section 6.5.  Tenant's L/C, Tenant's Loan Facility and Tenant's Cash Account........13
        Section 6.6.  Adjustment of Fixed Rent after Construction...........................14

ARTICLE VII -- NET LEASE....................................................................15

ARTICLE VIII -- TAXES.......................................................................17
        Section 8.1.  Definition of Real Estate Taxes.......................................17
        Section 8.2.  Tenant's Share of Real Estate Taxes...................................17
        Section 8.3.  Payment by Tenant.....................................................18
        Section 8.4.  Other Taxes...........................................................18
        Section 8.5.  Separate Tax Bill.....................................................18


                                                 i



ARTICLE IX -- PARKING, COMMON AREAS AND FACILITIES..........................................18
        Section 9.1.  Common Areas..........................................................18
        Section 9.2.  Use of Common Areas...................................................19
        Section 9.3.  Public Garage.........................................................19

ARTICLE X -- COST AND MAINTENANCE OF COMMON AREAS...........................................20
        Section 10.1. Expense of Operating and Maintaining the Complex......................20
        Section 10.2. Tenant to Bear Proportionate Share of Expenses........................20

ARTICLE XI -- UTILITIES AND SERVICES........................................................21
        Section 11.1. Utilities.............................................................21
        Section 11.2. HVAC Systems Serving Premises.........................................21

ARTICLE XII -- CONDUCT OF BUSINESS BY TENANT................................................21
        Section 12.1. Use of Premises.......................................................21
        Section 12.2. Operation by Tenant...................................................22
        Section 12.3. Painting, Decorating, Displays, Alterations...........................23
        Section 12.4  Telecommunications Rights and Rooftop Equipment.......................23
        Section 12.5. Compliance with Laws..................................................23
        Section 12.6.  Non-Discrimination...................................................24

ARTICLE XIII -- MAINTENANCE OF LEASED PREMISES..............................................24
        Section 13.l. Maintenance by Landlord...............................................24
        Section 13.2. Maintenance by Tenant.................................................25
        Section 13.3. Surrender of Premises.................................................26

ARTICLE XIV -- ALTERATIONS..................................................................26
        Section 14.1. Removal and Restoration by Tenant.....................................26
        Section 14.2. Tenant's Liens........................................................26
        Section 14.3. Signs, Awnings and Canopies...........................................27

ARTICLE XV -- INSURANCE.....................................................................28
        Section 15.1. By Landlord...........................................................28
        Section 15.2. By Tenant.............................................................28
        Section 15.3. Mutual Waiver of Subrogation Rights...................................29
        Section 15.4. Waiver................................................................30
        Section 15.5. Insurance  - Tenant's Operation.......................................30
        Section 15.6.  Hold Harmless and Indemnification....................................31

ARTICLE XVI -- ESTOPPEL CERTIFICATE ATTORNMENT, SUBORDINATION...............................32
        Section 16.1. Estoppel Certificate..................................................32
        Section 16.2. Attornment............................................................32
        Section 16.3. Release of Landlord...................................................33
        Section 16.4. Landlord's Option to Purchase.........................................33
        Section 16.5. Subordination.........................................................33
        Section 16.6. Failure to Execute Instruments........................................34

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
ARTICLE XVII -- ASSIGNMENT AND SUBLETTING...................................................34
        Section 17.1. Consent Required......................................................34
        Section 17.2  Excess Rent Upon Assignment or Subletting.............................35
        Section 17.3. Change in Ownership...................................................36
        Section 17.4. Co-Location Agreements................................................36

ARTICLE XVIII -- TEMPORARY LEASE............................................................36

ARTICLE XIX -- DAMAGE AND DESTRUCTION.......................................................37
        Section 19.1  Repair and Lease Termination..........................................37

ARTICLE XX -- EMINENT DOMAIN................................................................38
        Section 20.1. Condemnation..........................................................38
        Section 20.2. Damages...............................................................38

ARTICLE XXI -- DEFAULT BY TENANT............................................................39
        Section 21.1. Event of Default......................................................39
        Section 21.2. Landlord's Remedies...................................................39
        Section 21.3. Counterclaim..........................................................41
        Section 21.4. Waiver of Rights of Redemption........................................42
        Section 21.5. Right to Cure Defaults by Tenant; Attorneys' Fees.....................42
        Section 21.6. Waiver................................................................42
        Section 21.7. Bankruptcy............................................................42

ARTICLE XXII -- DEFAULT BY LANDLORD.........................................................43
        Section 22.1. Default Defined, Notice...............................................43
        Section 22.2. Notice to Mortgagees and Ground Lessor................................43

ARTICLE XXIII -- TENANT'S PROPERTY..........................................................44
        Section 23.1. Taxes on Leasehold....................................................44

ARTICLE XXIV -- ACCESS BY LANDLORD..........................................................44
        Section 24.1  Right of Entry........................................................44

ARTICLE XXV -- HOLDING OVER, SUCCESSORS.....................................................45
        Section 25.1  Holding Over..........................................................45
        Section 25.2. Successors............................................................45

ARTICLE XXVI -- QUIET ENJOYMENT.............................................................45
        Section 26.1. Landlord's Covenant...................................................45

ARTICLE XXVII -- RENEWAL OPTIONS............................................................46

ARTICLE XXVIII -- MISCELLANEOUS.............................................................47
        Section 28.1. Waiver................................................................47
        Section 28.2. Accord and Satisfaction...............................................47


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
        Section 28.3. Entire Agreement......................................................48
        Section 28.4. No Partnership........................................................48
        Section 28.5. Force Majeure.........................................................48
        Section 28.6. Submission of Lease...................................................48
        Section 28.7. Notices...............................................................48
        Section 28.8. Captions and Section Numbers..........................................49
        Section 28.9. Number and Gender.....................................................50
        Section 28.10.  Joint and Several Liability.........................................50
        Section 28.11.  Objection to Statements.............................................50
        Section 28.12.  Representation by Corporate Tenant..................................50
        Section 28.13.  Limitation of Liability.............................................50
        Section 28.14.  Broker's Commission.................................................50
        Section 28.15.  Partial Invalidity..................................................51
        Section 28.16.  Recording...........................................................51
        Section 28.17.  Applicable Law......................................................51
        Section 28.18.  Ground Lease........................................................51
        Section 28.19.  Notice of Lease to Ground Lessor....................................52
        Section 28.20.  Landlord's Expenses.................................................52


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